UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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BROADRIDGE FINANCIAL SOLUTIONS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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1981 Marcus Avenue

Lake Success, New York 11042

Dear Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Broadridge Financial Solutions, Inc. This, our first annual meeting, will be held at One Park Avenue, 12th Floor, New York, New York, on Tuesday, November 27, 2007, at 10 a.m., Eastern Standard Time. At the meeting, you will be asked to:

(1) elect eight directors to the Company’s Board of Directors;

(2) ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the fiscal year ending June 30, 2008; and

(3) consider such other business as may properly come before the meeting and any adjournment or postponement thereof.

Your vote is important! Whether or not you plan to attend the annual meeting, please read the enclosed proxy statement and then complete, sign and date the enclosed proxy and return it as promptly as possible. You may also submit your proxy over the Internet or by telephone. Mailing your completed proxy or using the telephone or Internet voting systems will not prevent you from voting in person at the meeting if you are a record holder and wish to do so.

Important information about the matters to be acted upon at the meeting is included in the accompanying notice and proxy statement. The Company’s Annual Report, which is being sent to you along with the proxy statement, contains information about the Company and its financial performance.

Directors and officers of the Company will be present at the annual meeting. I am very much looking forward to the Company’s first annual meeting of stockholders since becoming an independent company.

Sincerely,

Richard J. Daly

Chief Executive Officer

Lake Success, New York

October 25, 2007

1981 Marcus Avenue

Lake Success, New York 11042

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on November 27, 2007

Notice is hereby given that the 2007 Annual Meeting of Stockholders of Broadridge Financial Solutions, Inc. (the “Company”), a Delaware corporation, will be held at One Park Avenue, 12th Floor, New York, New York, on Tuesday, November 27, 2007, at 10 a.m., Eastern Standard Time, for the following purposes:

(1) to elect eight directors to hold office until the Annual Meeting of Stockholders in the year 2008 and until their successors are duly elected and qualified;

(2) to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the fiscal year ending June 30, 2008; and

(3) to transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Only stockholders of record at the close of business on October 17, 2007 (the “Record Date”) are entitled to notice of, and to vote at, the 2007 Annual Meeting, or any adjournment thereof, notwithstanding the transfer of any stock on the books of the Company after the Record Date. A list of these stockholders will be open for examination by any stockholder for any purpose germane to the 2007 Annual Meeting for a period of 10 days prior to the meeting at the Company’s principal executive offices at 1981 Marcus Avenue, Lake Success, New York 11042.

By Order of the Board of Directors,

Adam D. Amsterdam

Secretary

Lake Success, New York

October 25, 2007

PLEASE RETURN THE ENCLOSED PROXY CARD TODAY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON. STOCKHOLDERS WHO ATTEND THE 2007 ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON.

Broadridge Financial Solutions, Inc.

1981 Marcus Avenue

Lake Success, New York 11042

The Annual Report to Stockholders for the fiscal year ended June 30, 2007, including our 2007 Annual Report on Form 10-K with audited financial statements, is being mailed to stockholders, together with these proxy materials, on or about October 25, 2007.

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held on November 27, 2007

This Proxy Statement is furnished to the stockholders of Broadridge Financial Solutions, Inc. (the “Company” or “Broadridge”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors” or the “Board”) for use at the Annual Meeting of Stockholders of the Company to be held on November 27, 2007 at One Park Avenue, 12th Floor, New York, New York 10016, at 10 a.m., Eastern Standard Time (the “2007 Annual Meeting” or the “Meeting”), or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

ABOUT THE 2007 ANNUAL MEETING

Voting Procedures

Stockholders of record at the close of business on October 17, 2007 (the “Record Date”) will be entitled to vote at the Meeting. On the Record Date, there were outstanding and entitled to vote 139,406,584 shares of the Company’s common stock (the “Company Shares” or the “Common Stock”). The holders of a majority of the Company Shares issued and outstanding and entitled to vote at the Meeting, present in person or represented by proxy, will constitute a quorum. The person(s) whom the Company appoints to act as independent inspector(s) of election will treat all Company Shares represented by a returned, properly executed proxy as present for purposes of determining the existence of a quorum at the Meeting. The Company Shares present at the meeting, in person or by proxy, that are abstained from voting will be counted as present for determining the existence of a quorum.

Each of the Company Shares will entitle the holder to one vote. Cumulative voting is not permitted. The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote thereon is required to elect a director, provided that if the number of nominees exceeds the number of directors to be elected (a situation that the Company does not anticipate), the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy. The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote thereon is required to ratify the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as the Company’s independent certified public accountants. With respect to the election of directors, votes may be cast in favor of all nominees, withheld from all nominees or withheld from specifically identified nominees. Votes that are withheld will have the effect of a negative vote, provided that if the number of nominees exceeds the number of directors to be elected, withheld votes will be excluded entirely and will have no effect on the vote. With respect to the ratification of the appointment of Deloitte & Touche LLP, votes may be cast in favor of or against the proposal, or a stockholder may abstain from voting on the proposal. Abstentions will have the effect of a negative vote. Under applicable Delaware law, a non-vote will have no effect on the outcome of any of the matters referred to in this Proxy Statement. Under the rules of the New York Stock Exchange (“NYSE”), brokers that do not receive voting instructions from their customers who are the beneficial owners of the Company Shares, are entitled to vote on the election of directors and ratification of the appointment of Deloitte & Touche LLP. Votes cast at the meeting will be counted by the independent inspector(s) of election.

The Board of Directors is soliciting your proxy on the enclosed Proxy Card to provide you with an opportunity to vote on all matters to come before the meeting, whether or not you attend in person. If you execute and return the enclosed Proxy Card, your shares will be voted as you specify. If you make no specifications, your shares will be voted in accordance with the recommendations of the Board, as set forth below. If you submit a Proxy Card, you may subsequently revoke it by submitting a revised proxy or a written revocation at any time before your original proxy is voted. You may also attend the meeting in person and vote in person by ballot, which would cancel any proxy you previously gave.

The Board of Directors urges you to vote, and solicits your proxy, as follows:

(1) FOR the election of eight nominees for membership on the Company’s Board of Directors: Messrs. Brun, Daly, Haviland, Levine, McInerney, Weber and Weinbach and Ms. Lebenthal, to serve until the Annual Meeting of Stockholders in the year 2008 and until their successors are duly elected and qualified;

(2) FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the fiscal year ending June 30, 2008; and

(3) At the discretion of the designated proxies named on the enclosed Proxy Card, on any other matter that may properly come before the 2007 Annual Meeting, and any adjournment or postponement thereof.

Proxy Solicitation

Your proxy is being solicited by and on behalf of the Board of Directors of the Company. The expense of preparing, printing and mailing proxy solicitation materials will be borne by the Company. In addition to solicitation of proxies by mail, certain directors, officers, representatives and employees of the Company may solicit proxies by telephone and personal interview. Such individuals will not receive additional compensation from the Company for solicitation of proxies, but may be reimbursed by the Company for reasonable out-of-pocket expenses in connection with such solicitation. Banks, brokers and other custodians, nominees and fiduciaries also will be reimbursed by the Company, as necessary, for their reasonable expenses for sending proxy solicitation materials to the beneficial owners of Common Stock.

MATTERS TO BE PRESENTED TO THE STOCKHOLDERS

AT THE 2007 ANNUAL MEETING

Item 1—Election of Directors

At the 2007 Annual Meeting, eight directors are to be elected, each of whom will serve until the Annual Meeting of Stockholders in the year 2008 and until their respective successors are duly elected and qualified. The persons named as proxies on the enclosed Proxy Card intend to vote FOR the election of each of the eight nominees listed below, unless otherwise directed.

The Board has nominated, and the proxies will vote to elect, the following individuals as members of the Board of Directors to serve for a period of one year and until their respective successors are duly elected and qualified: Leslie A. Brun, Richard J. Daly, Richard J. Haviland, Alexandra Lebenthal, Stuart R. Levine, Thomas E. McInerney, Alan J. Weber and Arthur F. Weinbach. Each nominee has consented to be nominated and to serve, if elected.

Under the Company’s Corporate Governance Principles, a majority of the Board must be comprised of directors who are independent under the rules of the NYSE. No director will be deemed to be independent unless the Board affirmatively determines that the director has no material relationship with the Company, either directly or as an officer, stockholder or partner of an organization that has a relationship with the Company. The Board observes all criteria established by the NYSE and other governing laws and regulations. In its review of director independence, the Board of Directors considers all relevant facts and circumstances, including without limitation, all commercial, banking, consulting, legal, accounting, charitable or other business relationships any director may have with the Company.

The Board has determined that each of Messrs. Brun, Haviland, Levine, McInerney and Weber and Ms. Lebenthal is independent. Mr. Daly was determined to be not independent because he is our Chief Executive Officer. Mr. Weinbach was determined to be not independent because he is our Executive Chairman.

The Board of Directors recommends that you vote “FOR” the election of the eight nominees: Messrs. Brun, Daly, Haviland, Levine, McInerney, Weber and Weinbach and Ms. Lebenthal.

Information About the Nominees

Leslie A. Brun, age 55, is a member of our Board of Directors. He also serves as a director of Automatic Data Processing, Inc. (“ADP”) and Fortune Management, Inc., a private investment company. Following ADP’s Annual Meeting scheduled to be held on November 13, 2007, it is expected that Mr. Brun will serve as Chairman of ADP’s board. He is the Chairman and Chief Executive Officer of SARR Group, LLC, a private equity firm. He is also the founder and Chairman Emeritus of Hamilton Lane, a provider of asset management services for which he served as Chief Executive Officer and Chairman from 1991 until 2005. From 1988 to 1991, he was Managing Director of Fidelity Bank in Philadelphia. Mr. Brun is also a director of The Episcopal Academy in Merion, PA and a trustee of the University at Buffalo Foundation, Inc.

Richard J. Daly, age 54, is our Chief Executive Officer and a member of our Board of Directors. Prior to the Spin-off (as defined in the section entitled “Compensation Discussion and Analysis—Overview—The Broadridge Spin-off from ADP”), Mr. Daly served as Group President of the Brokerage Services Group of ADP, as a member of the Executive Committee and a Corporate Officer of ADP since June 1996. In his role as President, he shared the responsibility of running the Brokerage Services Group with John Hogan and was directly responsible for our Investor Communications Solutions business. Mr. Daly joined ADP in 1989 as Senior Vice President of the Brokerage Services Group.

Richard J. Haviland, age 61, is a member of our Board of Directors. Mr. Haviland served for 20 years in various executive and financial positions at ADP, most recently as its Chief Financial Officer and a member of its Executive Committee, retiring from ADP in 2001. His experience prior to ADP includes 11 years in the auditing and assurance practice of Touche Ross & Co., a predecessor firm of Deloitte & Touche LLP, a public accounting firm.

Alexandra Lebenthal, age 43, is a member of our Board of Directors. She is the President and Chief Executive Officer of Alexandra & James Inc., a provider of financial services and wealth management services. Ms. Lebenthal worked for Lebenthal & Co., Inc., a municipal bond specialist, from 1988 to 2005, serving as the company’s President and Chief Executive Officer from 1995 to 2005. Ms. Lebenthal also serves as a director of CARE Investment Trust and the Securities Industry Financial Markets Association (SIFMA). Ms. Lebenthal is a member of The Committee of 200, a leading organization for female businesswomen. She also serves as a board member of the School of American Ballet and is involved with several other leading New York cultural institutions including The Business Council of The Metropolitan Museum of Art, the Capital Campaign for the Museum of the City of New York, the American Museum of Natural History, and the New York Botanical Garden.

Stuart R. Levine, age 60, is a member of our Board of Directors. He is the founder, Chairman and Chief Executive Officer of Stuart Levine and Associates LLC, an international consulting and leadership development company. Mr. Levine is also Lead Director for Gentiva Health Services, Inc., a provider of home healthcare services, and Lead Director for J. D’Addario & Company, Inc., a manufacturer of musical instrument accessories. From September 1992 to June 1996 he was Chief Executive Officer of Dale Carnegie & Associates, Inc., a provider of leadership, communication and sales skills training. He also serves on the boards of North Shore-Long Island Jewish Health System and The Nature Conservancy. In addition, Mr. Levine is the bestselling author of “The Leader in You” (Simon & Schuster 2004), “The Six Fundamentals of Success” (Doubleday 2004) and “Cut to the Chase” (Doubleday 2007). He is former Chairman of Dowling College as well as a former Member of the New York State Assembly. His prior directorships include European American Bank, The Olsten Corporation and the New York State Excelsior Quality Board.

Thomas E. McInerney, age 65, is a member of our Board of Directors. He is also Chairman of the Board of Centennial Communications Corp., a provider of telecommunications services, and ITC Deltacom, Inc., a provider of communications services, and a director of SAVVIS, Inc., a global IT utility services provider. He is a director of Global Knowledge Corp. and several other private companies. Mr. McInerney is a general partner of Welsh, Carson, Anderson & Stowe (“WCAS”), a private equity investment firm. He joined WCAS in 1986 and focuses on investments in the information services and telecommunications industries. Before joining WCAS, he co-founded and served as President and Chief Executive Officer of Momentum Technologies Inc., a provider of computer systems and services, and Dama Telecommunications Corp., a communications services company. Earlier he was President of ADP’s Brokerage Services Division and Group Vice President—Financial Industry Services. Prior to joining ADP, Mr. McInerney was Senior Vice President of Operations and Technology at the American Stock Exchange. He is also Chairman of the Board of Trustees of St. John’s University.

Alan J. Weber, age 58, is a member of our Board of Directors. He is the Chief Executive Officer of Weber Group LLC, a private investment firm. In addition, he serves as a director of Diebold, Inc., a provider of self-service delivery and security systems and services, OnForce, Inc., an IT services company he helped establish, and Keane, Inc., a business process and information technology company. Mr. Weber retired as Chairman and Chief Executive Officer of U.S. Trust Corporation and as a member of the executive committee of the Charles Schwab Corporation in 2005. Previously, he was the Vice Chairman and Chief Financial Officer of Aetna Inc., where he was responsible for capital management, information technology, investor relations, e-business and financial operations. He also held a number of senior level positions at Citibank N.A., where he worked from 1971 to 1998, including Chairman of Citibank International and Executive Vice President of Citibank. During his tenure at Citibank, Mr. Weber oversaw operations in approximately 30 countries, including assignments in Japan, Italy and Latin America.

Arthur F. Weinbach, age 64, is our Executive Chairman and Chairman of our Board of Directors. He served as Chairman of the Board and Chief Executive Officer of ADP from 1998 until August 2006. He continues to serve as Chairman of the Board of ADP; however, he is not standing for re-election to ADP’s board and will no longer serve as a director following ADP’s Annual Meeting which is presently scheduled to be held on November 13, 2007. Mr. Weinbach held a variety of positions of increasing responsibility since joining ADP in 1980. Mr. Weinbach spent two years as the President and Chief Executive Officer of ADP and two years as President and Chief Operating Officer of ADP. Prior to that he was, among other responsibilities, Chief Financial Officer of ADP for almost 10 years. Mr. Weinbach also serves on the board of Schering-Plough Corp. He is also on the board of trustees of New Jersey SEEDS, a charitable organization.

Item 2—Ratification of Appointment of Independent Registered Public Accountants

The Audit Committee of the Board of Directors is required by law and applicable NYSE rules to be directly responsible for the appointment, compensation and retention of the Company’s independent registered public accountants. The Audit Committee has appointed Deloitte & Touche LLP as the independent registered public accountants for the fiscal year ending June 30, 2008. While stockholder ratification is not required by the Company’s By-laws or otherwise, the Board of Directors is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as part of good corporate governance practices. If the stockholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain Deloitte & Touche LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accountants at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

The Board of Directors recommends a vote FOR the proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accountants to audit the Company’s consolidated financial statements for the fiscal year ending June 30, 2008.

Representatives of Deloitte & Touche LLP are expected to be present at the 2007 Annual Meeting, with an opportunity to make a statement should they choose to do so, and to be available to respond to questions, as appropriate.

CORPORATE GOVERNANCE

The Board of Directors

The directors hold regular meetings, attend special meetings as required and spend such time on the affairs of the Company as their duties require. The Company’s Corporate Governance Principles provide that directors are expected to attend in person regular Board meetings and the Annual Meeting of Stockholders and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Since becoming an independent company on March 30, 2007 (the “Spin-off Date”), the Board of Directors held a total of four meetings, regular and special. All directors of the Company attended at least seventy-five percent (75%) of the meetings of the Board of Directors and of the committees on which they served during the period.

The non-management directors meet in executive sessions during each Board meeting and committee meeting. At least once a year, our non-management directors will meet to review the Compensation Committee’s annual review of the Chief Executive Officer. The Company has a procedure by which the chair at each executive session changes each meeting and rotates, consecutively, among the non-management chairpersons of the Audit, Compensation and Governance and Nominating Committees. Stockholders may communicate with the non-management directors, or the chairpersons of our executive sessions, by following the procedures under “—Communications with the Board of Directors.”

Committees of the Board

The Audit Committee

The Board of Directors has a standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the current members of which are Messrs. Brun, Haviland and Weber and Ms. Lebenthal. The Board of Directors has determined that each of the members of the Audit Committee is “independent” as defined by NYSE listing standards and the rules of the Securities and Exchange Commission (the “SEC”) applicable to audit committee members, and that Messrs. Haviland and Weber and Ms. Lebenthal qualify as an “audit committee financial expert” as described in Item 407(d)(5) of Regulation S-K. The Audit Committee has a charter under which its primary purpose is to assist the Board in overseeing (i) the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethical behavior; (ii) the Company’s auditing, accounting and financial reporting processes generally; (iii) the Company’s financial statements and other financial information provided by the Company to its stockholders and the public; (iv) the Company’s compliance with legal and regulatory requirements; and (v) the performance of the Company’s Internal Audit Department and independent auditors. Since the Spin-off Date, the Audit Committee held three meetings.

The Compensation Committee

The Board of Directors has a standing Compensation Committee, the current members of which are Messrs. Brun, Levine and McInerney and Ms. Lebenthal. The Compensation Committee has a charter under which its responsibilities and authorities include reviewing the Company’s compensation strategy, reviewing the performance of the senior management, approving the compensation for the Chief Executive Officer and evaluating the Chief Executive Officer’s performance. In addition, the committee approves and administers employee benefit plans and takes such other action as may be appropriate or as directed by the Board of Directors to ensure that the compensation policies of the Company are reasonable and fair. The Board of Directors has determined that each member of the Compensation Committee is “independent” as defined by NYSE listing standards. In addition, each member of the Compensation Committee is independent for purposes of the applicable SEC and tax rules. Since the Spin-off Date, the Compensation Committee held two meetings. In May 2007, the Compensation Committee retained Towers Perrin as its independent compensation consultant to advise the Compensation Committee on all matters related to our senior executives’ compensation and general compensation programs. Towers Perrin assists the Compensation Committee by providing comparative market data on compensation practices and programs based on an analysis of peer competitors. Towers Perrin also provides guidance on industry best practices. For further discussion of the role of the Compensation Committee, please see the section of this Proxy Statement entitled “Compensation Discussion and Analysis.”

The Governance and Nominating Committee

The Board of Directors also has a standing Governance and Nominating Committee, the current members of which are Messrs. Haviland, Levine, McInerney and Weber. The Governance and Nominating Committee has a charter under which its responsibilities and authorities include (i) identifying individuals qualified to become Board members and recommending that the Board select a group of director nominees for each annual meeting of the Company’s stockholders; (ii) ensuring that the Audit, Compensation and Governance and Nominating Committees of the Board of Directors shall have the benefit of qualified and experienced “independent” directors; and (iii) developing and recommending to the Board a set of effective corporate governance policies and procedures applicable to the Company. The Board of Directors has determined that each member of the Governance and Nominating Committee is “independent” as defined by NYSE listing standards. Since the Spin-off Date, the Governance and Nominating Committee held two meetings.

Nominee Qualifications

When seeking candidates for director, the Governance and Nominating Committee may solicit suggestions from incumbent directors, management, stockholders or others. While the Governance and Nominating Committee has authority under its charter to retain a search firm for this purpose, no such firm has been retained. After conducting an initial evaluation of a potential candidate, the Governance and Nominating Committee will interview that candidate if it believes such candidate might be suitable to be a director. The Governance and Nominating Committee may also ask the candidate to meet with management. If the Governance and Nominating Committee believes a candidate would be a valuable addition to the Board, it will recommend to the full Board that candidate’s election.

The Governance and Nominating Committee selects each nominee based on the nominee’s skills, achievements and experience. The Governance and Nominating Committee considers a variety of factors in selecting candidates, including, but not limited to the following: independence, wisdom, integrity, an understanding and general acceptance of the Company’s corporate philosophy, valid business or professional knowledge and experience, a proven record of accomplishment with excellent organizations, an inquiring mind, a willingness to speak one’s mind, an ability to challenge and stimulate management and a willingness to commit time and energy.

Communications with the Board of Directors

The Governance and Nominating Committee, on behalf of the Board, reviews letters from stockholders, if any, concerning the Company’s corporate governance processes and makes recommendations to the Board based on such communications. Stockholders can send communications to the Board and to the non-management directors by mail in care of the Corporate Secretary at Broadridge Financial Solutions, Inc., 1981 Marcus Avenue, Lake Success, New York 11042, and should specify the intended recipient or recipients. All such communications, other than unsolicited commercial solicitations or communications, will be forwarded to the appropriate director or directors for review. Any such unsolicited commercial solicitation or communication not forwarded to the appropriate director or directors will be available to any non-management director who wishes to review it.

Website Access to Corporate Governance Documents

The Company has adopted a Code of Business Conduct and Ethics (the “Code of Business Conduct”) and a Code of Ethics for Principal Executive Officer and Senior Financial Officers (the “Code of Ethics”) which applies, among others, to the Company’s principal executive officer, principal financial officer and controller. Copies of the charters for the Audit Committee, the Compensation Committee and the Governance and

Nominating Committee, as well as the Company’s Corporate Governance Principles, Code of Business Conduct and the Code of Ethics, are available free of charge on the Company’s website at www.broadridge.com or by writing to Investor Relations, Broadridge Financial Solutions, Inc., 1981 Marcus Avenue, Lake Success, New York 11042. The Company will also post on its website any amendment to the Code of Business Conduct and the Code of Ethics and any waiver of the Code of Business Conduct or the Code of Ethics granted to any of its directors or executive officers to the extent required by applicable rules.

Compensation of Directors

Fiscal Year Ended June 30, 2007 Director Compensation

The table below sets forth cash and equity compensation paid to our non-management directors in the fiscal year ended June 30, 2007. Mr. Daly’s compensation as Chief Executive Officer is reflected in the Summary Compensation Table. Mr. Weinbach’s compensation is set forth below in the “Compensation of our Executive Chairman and Chairman of the Board of Directors” section.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)
Leslie A. Brun	19,250	0	73,125	0	92,375
Richard J. Haviland	23,000	0	73,125	0	96,125
Alexandra Lebenthal	18,500	0	73,125	0	91,625
Stuart R. Levine	20,250	0	73,125	0	93,375
Thomas E. McInerney	21,000	0	73,125	0	94,125
Alan J. Weber	19,250	0	73,125	0	92,375

(1)	Amounts reflect compensation cost recorded in the fiscal year ended June 30, 2007 consolidated financial statements for each named individual in accordance with FAS 123R. These amounts reflect the Company’s accounting expense for these awards and do not correspond to the actual value that might be realized by the named individuals.

Non-management directors receive an annual retainer of $35,000 and meeting fees of $1,500 for each Board meeting, and $1,500 for each Committee meeting, attended (even if held on the same date). A director’s attendance at Board or Committee meetings by telephone results in payment of one-half of the standard meeting fee. The Chairman of the Audit Committee receives an additional $15,000 per year; the Chairman of each of the Compensation Committee and the Governance and Nominating Committee receives an additional $10,000 per year. Retainer and meeting fees are paid in cash.

Directors may elect to defer 100% of their retainer and meeting fees into a notional account. Accounts can earn value over time based on the growth in Broadridge’s stock price. Participants receive distributions of their deferrals plus any subsequent stock price gains upon their departure from the Board of Directors. This election is made prior to the beginning of the fiscal year in which the retainers and fees are earned and is irrevocable for the entire fiscal year. None of the directors deferred their cash compensation for fiscal year 2007; however, Messrs. Brun, Levine and Weber and Ms. Lebenthal have elected to defer 100% of their cash compensation in fiscal year 2008. Directors are also reimbursed for their reasonable expenses in connection with attending Board of Director and Committee meetings and other Company events.

Non-management directors are eligible to receive stock options under the Broadridge 2007 Omnibus Award Plan (the “2007 Omnibus Award Plan”). All options are granted with a strike price equal to the closing price of Broadridge Common Stock on the date of the grant. All options are fully vested upon grant, and have a term of 10 years. On June 1, 2007, each non-management member of the Board was granted 12,500 stock options. It is expected that non-management directors will be granted stock options in June of each subsequent year, and that this valuation method will be used in future years to determine the number of options provided.

Compensation of our Executive Chairman and Chairman of the Board of Directors

Mr. Weinbach is a Broadridge employee, serving as our Executive Chairman and Chairman of the Board of Directors. As of September 30, 2007, his annual compensation consists of:

1. $500,000 base salary, paid monthly.

2. An annual stock option grant in June of each year with an annualized value of $500,000. The actual number of options granted will be determined annually at the time of grant by dividing the total annualized value of $500,000 by the Black-Scholes value for each Broadridge stock option. The first stock option grant to Mr. Weinbach occurred on June 1, 2007, and he received 66,000 options with an exercise price of $19.93, which is equal to the closing price of Broadridge Common Stock on the grant date.

Mr. Weinbach does not receive any cash or equity payments associated with his participation on the Broadridge Board of Directors.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding individuals who serve as our executive officers. Information about the individuals who serve as our directors is set forth in the “Matters to be Presented to the Stockholders at the 2007 Annual Meeting—Information About the Nominees” section of this Proxy Statement.

Name	Age	Position(s)
Arthur F. Weinbach	64	Executive Chairman and Chairman of the Board of Directors
Richard J. Daly	54	Chief Executive Officer and Director
John Hogan	59	President, Chief Operating Officer
Adam D. Amsterdam	46	Vice President, General Counsel and Secretary
Joseph Barra	47	Vice President, Clearing and Outsourcing Solutions
J. Peter Benzie	59	Vice President, Sales
Richard C. Berke	62	Vice President, Human Resources
Douglas R. DeSchutter	37	Vice President, Strategic Development
Robert F. Kalenka	44	Vice President, Global Procurement and Facilities
Charles J. Marchesani	47	Vice President, Securities Processing Solutions
Gerard F. Scavelli	52	Vice President, Investor Communication Solutions
Robert Schifellite	49	Vice President, Investor Communication Solutions
Dan Sheldon	51	Vice President, Chief Financial Officer

Arthur F. Weinbach. Mr. Weinbach is our Executive Chairman and Chairman of our Board of Directors. Mr. Weinbach’s biographical information is set forth in the “Matters to be Presented to the Stockholders at the 2007 Annual Meeting—Information About the Nominees” section of this Proxy Statement.

Richard J. Daly. Mr. Daly is our Chief Executive Officer and a member of our Board of Directors. Mr. Daly’s biographical information is set forth in the “Matters to be Presented to the Stockholders at the 2007 Annual Meeting—Information About the Nominees” section of this Proxy Statement.

John Hogan. Mr. Hogan is our President and Chief Operating Officer. Prior to the Spin-off, he served as Group President of the Brokerage Services Group of ADP and as a member of the Executive Committee and a Corporate Officer of ADP, positions he held since June 1996. In his role as President, he shared the responsibility of running the Brokerage Services Group with Mr. Daly and was directly responsible for our Securities Processing Solutions and Clearing and Outsourcing Solutions businesses. He joined ADP in 1993 as Senior Vice President and Chief Operations Officer of the Proxy Services business.

Adam D. Amsterdam. Mr. Amsterdam is our Vice President, General Counsel and Secretary. Mr. Amsterdam is responsible for all legal matters related to the Company. Prior to the Spin-off, he served as Associate General Counsel and Staff Vice President of ADP since January 2006. Mr. Amsterdam joined ADP in 1991 as Corporate Counsel responsible for the Brokerage Services business. In 1994, he was promoted to Senior Corporate Counsel of ADP. Mr. Amsterdam was promoted in 1996 to Assistant General Counsel and then again in 2002 to Associate General Counsel of ADP.

Joseph Barra. Mr. Barra is our Vice President, Clearing and Outsourcing Solutions. He is responsible for our Clearing and Outsourcing Solutions business. Mr. Barra joined ADP’s Brokerage Services Business in 2005 as the President of ADP Clearing & Outsourcing Services, Inc. Prior to joining ADP, he was instrumental in establishing National Investor Services Corp. (NISC) as TD Waterhouse’s affiliate clearing broker-dealer, and served as its President and Chief Executive Officer from 1996 to 2005. During that time, he took on increasing responsibilities within TD Waterhouse that included overseeing its capital markets group, nationwide call centers and investment centers and also served as President, TD Waterhouse Securities Inc.

J. Peter Benzie. Mr. Benzie is our Vice President, Sales. He is responsible for global sales for our three businesses. Mr. Benzie joined ADP’s Brokerage Services Business in 2005 as Executive Vice President, Global Chief Sales Officer. Prior to joining ADP, he served as Executive Vice President of National Financial, a unit of Fidelity Investments from 2001. In that role, he was responsible for Fidelity’s correspondent clearing business. He joined Fidelity in 1996, as Executive Vice President in the Private Wealth Management area where he managed Fidelity’s retail branches, phone sites, operations, sales, marketing and products.

Richard C. Berke. Mr. Berke is our Vice President, Human Resources. Prior to the Spin-off, Mr. Berke served as Corporate Vice President of Human Resources of ADP. He joined ADP in 1989 as Corporate Vice President of Human Resources and between 1994 and 1996 held various positions within ADP before returning to his role as Corporate Vice President of Human Resources in 1997.

Douglas R. DeSchutter. Mr. DeSchutter is our Vice President, Strategic Development. Mr. DeSchutter’s responsibilities include mergers and acquisitions and the development of our long-term growth strategy including strategic planning and new market opportunities. Prior to the Spin-off, Mr. DeSchutter served as Vice President of Corporate Development for ADP from 2002 until he was promoted to Staff Vice President of Corporate Development in 2006. Prior to joining ADP in 2002, he was Vice President of Mergers & Acquisitions at Lehman Brothers focusing on the technology sector.

Robert F. Kalenka. Mr. Kalenka is our Vice President, Global Procurement and Facilities. In addition to being responsible for global procurement and facilities, he is responsible for the operations of our Investor Communication Solutions business. Mr. Kalenka joined ADP’s Brokerage Services Business in 1992 in the Investor Communication Services Division as Director of Finance. He was promoted to Vice President of Operations of the Investor Communication Services Division in 1994, and again as Chief Operating Officer and Senior Vice President of the Investor Communication Services Division in 1999.

Charles J. Marchesani. Mr. Marchesani is our Vice President, Securities Processing Solutions. He is responsible for our securities processing services. Mr. Marchesani joined ADP’s Brokerage Services Business in 1992 in the Market Data Services Division as Director of the Help Desk and served in various roles of increasing responsibility within the Brokerage Processing Services business until he was promoted to General Manager of the Brokerage Processing Services business in 2005.

Gerard F. Scavelli. Mr. Scavelli is our Vice President, Investor Communication Solutions. He is responsible for our financial information distribution and transaction reporting services. Mr. Scavelli joined ADP’s Brokerage Services Business in 1997 as Vice President of Business Development. In 1999, he was promoted to Senior Vice President and General Manager of Information Distribution Services.

Robert Schifellite. Mr. Schifellite is our Vice President, Investor Communication Solutions. He is responsible for our beneficial, registered and global proxy communications services and our reorganization/corporate actions and tax reporting services. Mr. Schifellite joined ADP’s Brokerage Services Business in 1992 as Vice President, Client Services. In 1996, he was promoted to Senior Vice President and General Manager of Investor Communication Services.

Dan Sheldon. Mr. Sheldon is our Vice President and Chief Financial Officer. He joined ADP in 1984 as Director of Internal Audit. During his tenure with ADP, he held various senior financial management positions in most of the major business units, including as Chief Financial Officer of the Brokerage Services Business of ADP. Mr. Sheldon was appointed Corporate Vice President and Controller of ADP in June 2003. In addition to his role as Controller, he was responsible for ADP’s shared services operations and finance information systems.

OWNERSHIP OF COMMON STOCK BY

MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table shows the number of shares of Common Stock beneficially owned by each director; by the Company’s principal executive officer, principal financial officer and by the three most highly compensated executive officers of the Company (the “Named Executive Officers”); by all directors and executive officers as a group; and by such persons known to the Company to own beneficially more than five percent (5%) of the outstanding Common Stock of the Company.

The information set forth below is as of September 30, 2007 and is based upon information supplied or confirmed by the named individuals. Unless otherwise indicated below, the address of each person named in the table below is c/o Broadridge Financial Solutions, Inc., 1981 Marcus Avenue, Lake Success, New York 11042.

Beneficial Owner	Common Shares (1), (2)	Percent of Common Shares
Joseph Barra	34,551	*
Richard C. Berke	125,571	*
Leslie A. Brun	13,000	*
Richard J. Daly	358,951	*
Richard J. Haviland	25,785	*
John Hogan	231,793	*
Alexandra Lebenthal	12,500	*
Stuart R. Levine	12,500	*
Thomas E. McInerney	22,500	*
Dan Sheldon	229,461	*
Alan J. Weber	12,500	*
Arthur F. Weinbach (3)	182,574	*
All directors and executive officers as a group (19 persons including those directors and executive officers named above)	1,759,002	1.25%
Blue Ridge Capital (4)	7,281,401	5.23%

*	Represents beneficial ownership of less than 1%.
(1)	Includes unrestricted Common Stock over which each director or executive officer has sole voting and investment power and restricted Common Stock over which they have sole voting power but no investment power (until restrictions lapse).
(2)	Amounts reflect vested stock options and stock options that will vest within 60 days of September 30, 2007. If shares are acquired, the director or executive officer would have sole discretion as to voting and investment. The shares beneficially owned include: (i) the following shares subject to such options granted to the following directors and executive officers: 95,816 (Mr. Berke); 12,500 (Mr. Brun); 304,958 (Mr. Daly); 12,500 (Mr. Haviland); 191,941 (Mr. Hogan); 12,500 (Ms. Lebenthal); 12,500 (Mr. Levine); 12,500 (Mr. McInerney); 212,579 (Mr. Sheldon); and 12,500 (Mr. Weber); and (ii) 1,302,184 shares subject to such options granted to the directors and executive officers as a group.
(3)	Includes an estimate of the number of shares of Common Stock held in Mr. Weinbach’s Automatic Data Processing, Inc. 401(k) plan as of September 30, 2007.

(4)	Based upon the information contained in a Schedule 13G filed on September 7, 2007, the following persons beneficially own, in the aggregate, 7,281,401 of the Company’s Common Stock:

Beneficial Owner	Number of Common Shares Beneficially Owned
Blue Ridge Limited Partnership (“BRLP”) *	4,350,018
Blue Ridge Offshore Master Limited Partnership (“BROMLP”) *	2,931,383

*	As the general partner of BRLP, Blue Ridge Capital Holdings LLC (“BRCH”) may, for purposes of Rule 13d-3 under the Exchange Act, be deemed to own beneficially the shares held by BRLP. As the general partner of BROMLP, Blue Ridge Capital Offshore Holdings LLC (“BRCOH”), may, for purposes of Rule 13d-3 under the Exchange Act, be deemed to own beneficially the shares held by BRMOLP. As the managing member of BRCH and BRCOH, Mr. John A. Griffin (“Mr. Griffin”) may, for purposes of Rule 13d-3 under the Exchange Act, be deemed to own beneficially the shares held by BRCH and BRCOH. Each of BRCH, BRCOH and Mr. Griffin disclaim any beneficial ownership of such shares. All of the above-mentioned entities and persons disclaim group attribution. The address of Mr. Griffin, BRLP, BRCH and BRCOH is 660 Madison Avenue, 20th Floor, New York, NY 10021. The address of the business office of BROMLP is P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

Broadridge is a leading global provider of technology-based outsourcing solutions to the financial services industry. Our systems and services include investor communication solutions, securities processing solutions, and clearing and outsourcing solutions. With more than four decades of experience, we provide financial services firms with advanced, dependable, scalable and cost-effective integrated systems.

The Broadridge Spin-off from ADP

On March 30, 2007, Broadridge was spun off from ADP, Broadridge’s then parent company, where Broadridge was known as the Brokerage Services Group (“BSG”) business unit (the “Spin-off”). The Spin-off was accomplished through a distribution of 100% of the common stock of Broadridge to the holders of record of ADP’s common stock on March 23, 2007 (the “Distribution”). Many of the decisions affecting Broadridge’s executive compensation policies and practices were made prior to the Spin-off by the ADP Compensation Committee.

Once appointed in April 2007, the Broadridge Compensation Committee reviewed the decisions made by the ADP Compensation Committee. Any changes made by the Broadridge Compensation Committee following the Spin-off are discussed later in this Proxy Statement. Where appropriate, a description of ADP’s decisions made prior to the Spin-off is included in order to provide context and background.

Role of the Broadridge Compensation Committee

The Broadridge Compensation Committee has oversight of all elements of total direct compensation (base salary, performance-based cash incentives, long-term incentives, and benefits and perquisites) of Broadridge’s officers, including the Named Executive Officers, and it approves the total compensation packages of the Executive Chairman and the Chief Executive Officer. In practice, the Broadridge Compensation Committee has been involved in the review and approval of all pay-related decisions related to all Named Executive Officers, and will retain an active role in this process in the future. As a newly independent company, we expect the Compensation Committee to play a significant role in the evolution of Broadridge’s executive compensation strategy and policies in order to ensure that such compensation strategies and policies support our long-term business strategy and enhance our performance and return to stockholders.

To help guide and facilitate this evolution where necessary, the Broadridge Compensation Committee engaged Towers Perrin as its independent compensation consultant, to provide compensation market analysis and insight with respect to our key executives, including the Named Executive Officers. Please see the “Corporate Governance” section of this Proxy Statement for additional information about the retention of Towers Perrin. Prior to the Spin-off, the ADP Compensation Committee engaged Frederic W. Cook & Co., as its independent compensation consultant, to review and recommend executive compensation for Broadridge officers.

An officer compensation peer review conducted by Towers Perrin in June 2007 found, except as described below, that the total compensation levels of Broadridge officers were on average “competitive with market medians.” As a result of this analysis, the Broadridge Compensation Committee did not substantially change the initial annual compensation (base salary, target annual cash incentive, and target annual long-term incentive value) for Broadridge’s Named Executive Officers which were approved prior to the Spin-off by the ADP Compensation Committee. However, the total compensation level of the Chief Executive Officer was below the market median, and, accordingly, a one-time cash incentive was granted to the Chief Executive Officer (as described in the “Chief Executive Officer Compensation” section of this Proxy Statement). For further details on these pay decisions, please see the next section entitled “Fiscal Year 2007 Named Executive Officer Compensation Data.”

Role of Management in Compensation Process

Management consults with the Broadridge Compensation Committee by providing compensation data and making recommendations on the compensation policies, including recommending that the Compensation Committee make certain equity grants in June, 2007. In addition, management provides compensation related information to the independent compensation consultant.

Compensation Program Objectives and Rewards

Broadridge’s total compensation programs are driven by our business environment and are designed to enable us to achieve our goal of long-term value creation for stockholders. The programs’ objectives are:

•	Provide a clear “line of sight” and linkage between individual performance, organization performance and pay.

•	Attract, engage and retain the workforce that helps ensure our future success.

•	Motivate and inspire associate behavior that fosters a high-performance culture.

•	Ensure that our executive officers are motivated to increase stockholder value.

We measure the achievement of these objectives by monitoring associate recruiting and retention, productivity, financial and operational performance, associate engagement, and market competitiveness.

All of the compensation and benefits plans for our Named Executive Officers described below enable Broadridge to attract, retain and motivate the highly talented individuals who will engage in the behaviors necessary to enable us to succeed in a highly competitive marketplace. Each of the individual reward elements is designed to drive a complementary set of behaviors and outcomes.

•	Base salary and benefits are designed to attract and retain associates over time by providing regular and continued payments that are appropriate to their position, experience and responsibilities.

•

Annual performance-based cash awards are designed to focus our associates on pre-set objectives each year and drive specific behaviors needed to foster short-term and long-term growth and profitability.

•

Long-term incentives, consisting of stock options and performance-vesting restricted stock units under the 2007 Omnibus Award Plan, are designed to develop a clear line of sight and linkage between key associate effort, company performance, and long-term stockholder value created.

•

Severance and change in control plans are designed to neutralize the potential conflict of our key associates when faced with a potential change in control or other possible termination situation and to facilitate our ability to attract and retain executives as we compete for talented associates in a marketplace where such protections are commonly offered.

Fiscal Year 2007 Named Executive Officer Compensation Data

The Named Executive Officers’ compensation reflects their roles at ADP for the first nine months of fiscal year 2007 and their roles at Broadridge for the final three months of the fiscal year. The Compensation of Named Executive Officers Table in this Proxy Statement combines payments made by both ADP and Broadridge to show total compensation paid in fiscal year 2007.

Peer Group Selection

The pay levels following the Spin-off for all officers were initially reviewed and approved by the ADP Compensation Committee, with the assistance of its compensation consultant, Frederic W. Cook & Co., Inc. All of our Named Executive Officers were employed by ADP prior to the Spin-off. The ADP Compensation

Committee designed an executive rewards package for the Named Executive Officers that included the following elements:

•	Base salary

•	Annual performance-based cash incentives (i.e., annual target bonuses)

•	Annual grants of Broadridge stock options

•	Annual grants of Broadridge restricted stock units, with vesting dependent on reaching pre-set financial goals over a two-year period

•	A Supplemental Officers Retirement Plan (SORP)

•	A Change in Control Severance Plan and related agreements

•	Benefits and perquisites

The ADP Compensation Committee, with the assistance of its independent compensation consultant, Frederic W. Cook & Co., used both published survey data and a select peer group with generally similar business characteristics to Broadridge, including size, industry and/or business processes, to provide external benchmarks from which suitable compensation levels following the Spin-off could be determined. The peer group consisted of the following 17 companies:

•     The BISYS Group, Inc.

•     Checkfree Corp.

•     Convergys Corp.

•     DST Systems Inc.

•     Fidelity National Information Services, Inc.

•     GFI Group Inc.

•     Interactive Data Corporation

•     Investment Technology Group, Inc.

•     Investors Financial Services Corp.

•     Jack Henry & Associates Inc.

•     John H. Harland Company

•     Knight Capital Group, Inc.

•     Marshall & Ilsley Corporation

•     Mellon Financial Corporation

•     Penson Worldwide, Inc.

•     SEI Investments Co.

•     Sybase Inc.

The Broadridge Compensation Committee, with the assistance of its independent compensation consultant, Towers Perrin, has evaluated this peer group and made changes and additions to it. The list of 23 companies that the Broadridge Compensation Committee has used as its peer group since June 2007 is:

•     Alliance Data Systems Corp.

•     The BISYS Group, Inc.

•     Ceridian Corp.

•     Checkfree Corp.

•     ChoicePoint Inc.

•     Cognizant Technology Corporation

•     Convergys Corp.

•     DST Systems Inc.

•     Fair Isaac Corp.

•     Fidelity National Information Services, Inc.

•     Fiserv Inc.

•     GFI Group Inc.

•     Heartland Payment Systems, Inc.

•     Hewitt Associates, Inc.

•     Interactive Data Corporation

•     Investors Financial Services Corp.

•     Paychex, Inc.

•     Perot Systems Corp.

•     SAVVIS, Inc.

•     SEI Investments Co.

•     SunGard Data Systems Inc.

•     TeleTech Holdings Inc.

•     Total System Services, Inc.

To date, the Broadridge Compensation Committee has not taken any specific compensation-related actions with any of the Named Executive Officers as a result of the new peer group data other than the one-time cash incentive granted to the Chief Executive Officer (as described in the “Chief Executive Officer Compensation” section of this Proxy Statement).

Approved Pay Changes Related to the Spin-off

The ADP Compensation Committee evaluated both the survey data and the published peer group data in light of the officers’ expected roles following the Spin-off, as well as their expertise and experience, to help it make final decisions on suitable pay levels following the Spin-off. Specifically, the ADP Compensation Committee made compensation decisions for the Named Executive Officers as follows:

•

Mr. Daly’s target total compensation package (base salary, target annual cash incentive, annualized value of stock options granted, and annual value of performance-based restricted shares granted) was positioned near the 20th percentile of the peer group’s Chief Executive Officers. This took into account the continued employment of an Executive Chairman at Broadridge, and Mr. Daly’s relative inexperience as the Chief Executive Officer of a publicly traded company. It is expected that, as Mr. Daly gains experience in the role, his target total compensation package will be adjusted upward.

•

Mr. Sheldon’s total compensation package was positioned near the 50th percentile of the peer group for Chief Financial Officers. Given Mr. Sheldon’s previous experience both within the BSG business unit and in an ADP corporate staff function, as well as the increased accountability of Chief Financial Officers of publicly traded companies, the ADP Compensation Committee believed it appropriate to compensate him at the market median pay level.

•

Mr. Hogan’s total compensation package was positioned near the 50th percentile of the peer group for Chief Operating Officers. Mr. Hogan was considered the second most important Broadridge executive officer after the Spin-off due to his responsibility for all three Broadridge businesses compared to his responsibility for managing the Securities Processing Solutions and Clearing and Outsourcing Solutions businesses prior to the Spin-off. The ADP Compensation Committee patterned the relationship between his total compensation and Mr. Daly’s total compensation after the comparable relationship between the highest-paid and second highest-paid executive officers at ADP. At the time of the Spin-off, Mr. Hogan’s target total compensation was set at 76% of Mr. Daly’s target total compensation.

•

Messrs. Berke’s and Barra’s total compensation packages were determined to be above the 50th percentile of the peer group for their respective positions, and thus their total compensation levels were left unchanged.

At the time of the Spin-off and as a result of this review, when compared to their compensation in their former roles at ADP, the Named Executive Officers’ average base salaries increased by 14%, and their average total cash compensation increased by 23%.

Annualized Broadridge Compensation

The ADP roles and annualized cash compensation values (base salary and annual target bonus) held by the Named Executive Officers prior to the Spin-off were as follows:

	Mr. Daly	Mr. Sheldon	Mr. Hogan	Mr. Berke	Mr. Barra
ADP Role	Group President, ADP Brokerage Services Group	Corporate Controller	Group President, ADP Brokerage Services Group	Senior VP, Human Resources	President, Clearing & Outsourcing Services

ADP Base Salary	$455,403	$330,000	$455,403	$420,001	$362,250

ADP Annual Target Bonus	$338,900 (74% Salary)	$215,820 (65% Salary)	$338,900 (74% Salary)	$268,800 (64% Salary)	$438,013 (121% Salary)
ADP Annual Total Target Cash Compensation	$794,303	$545,820	$794,303	$688,801	$852,800

The Broadridge roles and annualized cash compensation values (base salary and annual target bonus) that were approved by the ADP Compensation Committee for the Named Executive Officers and which were effective on March 30, 2007, were as follows:

	Mr. Daly	Mr. Sheldon	Mr. Hogan	Mr. Berke	Mr. Barra
Broadridge Role	Chief Executive Officer	VP, Chief Financial Officer	VP,* Chief Operating Officer	VP, Human Resources	VP, Clearing and Outsourcing Solutions
Broadridge Base Salary	$600,000	$425,000	$500,000	$420,001	$362,250

Broadridge Annual Target Bonus	$600,000 (100% Salary)	$318,750 (75% Salary)	$500,000 (100% Salary)	$268,800 (64% Salary)	$438,013 (121% Salary)
Broadridge Total Annual Target Cash Compensation	$1,200,000	$743,800	$1,000,000	$688,801	$852,800

Total Annual Target Cash Compensation Increase—Broadridge post Spin-off compared to ADP before Spin-off	+51%	+36%	+26%	0%	0%

*	Mr. Hogan was appointed to the position of President of Broadridge by the Broadridge Board of Directors on April 11, 2007.

The increases in cash compensation for Messrs. Daly, Sheldon and Hogan over the ADP levels reflect the substantial increases in their job scope and responsibility at Broadridge.

As of June 30, 2007, the annual target cash compensation levels for Messrs. Daly, Sheldon and Hogan were unchanged from these levels other than the one-time cash incentive granted to Mr. Daly described in the “Chief Executive Officer Compensation” section below. The Broadridge Compensation Committee decided to give Messrs. Berke and Barra annual merit salary increases of 3.65% following the Spin-off. This increase percentage was the budgeted merit salary increase percentage for the entire Broadridge US organization for fiscal year 2007, and was in line with the median of external data for 2007 merit salary increase budgets for business services companies.

Annual Performance-Based Cash Incentives

Annual performance-based cash compensation awards are made under Section 11 of the 2007 Omnibus Award Plan. All Named Executive Officers are eligible to participate in the 2007 Omnibus Award Plan. In addition, all Broadridge Named Executive Officers participated in ADP’s 2001 Executive Incentive Compensation Plan (the “ADP Incentive Plan”). Details on how these plans were used to calculate fiscal year 2007 annual cash incentive amounts are described below.

ADP Pre-Spin-off Performance-Based Cash Incentives

Prior to the Spin-off, ADP’s management developed performance measures that were based on organizational goals corresponding to applicable officers’ responsibilities before the Spin-off for all Broadridge Named Executive Officers under the ADP Incentive Plan.

•

For Messrs. Daly and Hogan, Co-Group Presidents of the BSG business unit that became Broadridge, those measures were the growth (net revenue and sales) and profitability (net operating income) of the BSG business unit, along with the achievement of individual and organizational objectives such as establishment of a strong senior management team following the Spin-off, client service as measured by client satisfaction scores, and development of a viable future growth plan for Broadridge.

•

For Messrs. Sheldon and Berke, former corporate officers of ADP, those measures were primarily the growth (net revenue) and profitability (earnings per share growth) of ADP overall, along with the achievement of individual and organizational objectives related to the Spin-off and the ongoing performance of both ADP and Broadridge.

•

For Mr. Barra, the measures were the financial performance (net revenue, sales, and net operating income) of the Clearing and Outsourcing Services segment of the BSG business unit, now operated through our subsidiary, Ridge Clearing & Outsourcing Solutions, Inc. (“Ridge Clearing”), along with the achievement of individual and organizational objectives.

Broadridge Performance-Based Cash Incentives

At the time of the Spin-off, Broadridge’s management recommended to the Broadridge Compensation Committee that the Named Executive Officers’ financial goals (included in the table below) set by ADP under the ADP Incentive Plan be retained for calculating full-year bonuses, as follows:

•

For Messrs. Daly and Hogan, financial goals set by ADP for the BSG business unit and Ridge Clearing were used for cash incentive payment calculations prior to the Spin-off (nine months out of 12), and financial goals set by Broadridge would be used for cash incentive payment calculations following the Spin-off (three months out of 12). The financial goals were Broadridge’s fiscal year 2007 net revenue and earnings per share amounts measured against pre-set goals.

ADP set annual incentive target performance requirements for the BSG business unit so that the target payment is earned at a demanding yet realistic level of financial and operational performance. Broadridge adopted the same philosophy when it set its financial goals for the remainder of the fiscal year following the Spin-off.

•

For Messrs. Sheldon and Berke, financial goals and overall ADP performance goals were used for a pro-rated portion of the fiscal year, based on the percentage of the year they were ADP officers (nine months out of 12). For the remaining three months, a pro-rated payment based on Broadridge’s performance (fiscal year 2007 net revenue and earnings per share) measured against certain pre-set goals was used to determine the balance of the payments.

•	For Mr. Barra, financial and operational goals set for Ridge Clearing by ADP were used for full-year cash incentive payment calculations.

The probability of achieving all of the goals described above was substantially uncertain at the time the goals were set.

In addition, all Named Executive Officers whose roles changed in connection with the Spin-off (Messrs. Daly, Sheldon and Hogan) had their fiscal year 2007 target bonus amount pro-rated, based on the percentage of time spent working for ADP and Broadridge and the corresponding target bonuses within each role.

Fiscal Year 2007 Annual Cash Incentive Payments

The results of this combined ADP/Broadridge bonus calculation method are as follows:

	Pro-Rated ADP Pre-Spin-off Calculation			Pro-Rated Broadridge Post- Spin-off Calculation			FY2007 Annual Cash Incentive Totals
Name	Target $	Earned $	Earned as % of Target	Target $	Earned $	Earned as % of Target	Target $	Earned $	Earned as % of Target
Richard J. Daly	$254,175	$344,705	136%	$150,000	$220,000	148%	$404,175	$566,705	140%
Dan Sheldon	$161,865	$223,374	138%	$79,688	$105,984	133%	$241,553	$329,358	136%
John Hogan	$254,175	$344,705	136%	$125,000	$185,000	148%	$379,175	$529,705	140%
Richard C. Berke	$201,690	$298,053	148%	$67,230	$96,363	143%	$268,920	$394,416	147%
Joseph Barra	$332,972	$322,511	97%	$110,990	$107,504	97%	$443,962	$430,014	97%

Detailed Scoring of Fiscal Year 2007 Bonus Payments

Mr. Daly’s bonus payment was reviewed and approved by the Broadridge Compensation Committee based upon the following financial and operational/strategic goals, and subsequent results:

Key Financial Measure(1)	Goal Range	Achievement
FY07 Net Revenue Excluding Ridge Clearing(2)	$1,900 – 2,050 MM(2)	$2,044 MM
FY07 Consolidated Pre-Tax Operating Income Excluding Ridge Clearing(2)	$360 – 410 MM(2)	$392.2 MM
FY07 Total Sales(2)	$120 – 150 MM(2)	$123.4 MM
FY07 Net Revenue Including Ridge Clearing(3)	$2,070 –2,100 MM(3)	$2,138 MM
FY07 Earnings Per Share(3)	$1.32 – 1.38(3)	$1.42

(1)	For each Financial Measure, Broadridge assigned a scaled number of points that varied based on the performance results within the Goal Range; and each point had a dollar value.
(2)	Represents the Financial Measures and Goal Ranges set by ADP for the BSG business unit before the Spin-off. The Net Revenue and Operating Income Goal Ranges set prior to the Spin-off for Mr. Daly excluded Ridge Clearing as he was not directly responsible for that business prior to the Spin-off. The Operating Income Goal Range excluded additional costs and associated accounting adjustments related to the Spin-off.
(3)	Represents the Financial Measures and Goal Ranges set by the Broadridge Compensation Committee following the Spin-off.

Key Operational/Strategic Measure (1)	Stated Goal	Achievement
Key Strategic Effort	Successful Spin-off of BSG while making the 2007 financial goals.	The Spin-off occurred on time and with minimal interruption to financial or operational performance.

Succession Planning/ Development	Establish a strong cohesive senior team with no notable turnover of key associates.

All BSG leaders stayed with Broadridge throughout and after the Spin-off, and key ADP corporate leaders from the expanded Shared Services functions (Legal, Finance, Human Resources and Strategic Development) were well-integrated into the BSG business unit leadership team before the Spin-off.

World Class Service/Other	Management and financial goals for Ridge Clearing; a high-quality proxy season; no significant client losses beyond those previously announced.	The goals specific to Ridge Clearing were not achieved, but client quality survey scores achieved a new historical high, and no other significant client losses were reported.

Fiscal Year 2008 Operating Plan	Create a viable fiscal year 2008 Broadridge operating plan with pre-set revenue and net operating income targets.	The fiscal year 2008 Broadridge operating plan was presented and accepted by the Broadridge Board of Directors as viable. However, the pre-set revenue and operating income targets set by ADP prior to the Spin-off did not reflect post-Spin-off Broadridge targets.

Quality of Leadership	This item permits recognition of other significant contributions not cited above, including executive committee participation and additional acquisition/business development.	Team achievement on the Spin-off under Mr. Daly’s leadership.

(1)	All operational/strategic goals were set by ADP for the BSG business unit before the Spin-off.

All other Named Executive Officers had a similar mix of financial, strategic, and operational goals that were evaluated and calculated in a similar manner in order to determine a final bonus payment amount.

All Named Executive Officer annual cash incentive plans were scored as written at the beginning of the 2007 fiscal year except for Mr. Barra, who was paid an annual cash incentive that was $18,941 over the original score. This additional payment was made in recognition of his superior organizational and leadership achievement in light of the Spin-off and the subsequent relocation of Ridge Clearing’s operations and offices.

Other than the amount explained above, amounts payable pursuant to the ADP Incentive Plan and the 2007 Omnibus Award Plan are intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Under transition rules for spun-off companies, stockholder approval of the 2007 Omnibus Award Plan is not required until the first regularly scheduled stockholder meeting of the new publicly-held corporation that occurs more than 12 months following the first year of the Spin-off (i.e., at the Company’s 2008 Annual Meeting of Stockholders).

In addition to the annual cash incentive payments described above, the ADP Compensation Committee approved one-time payments to Messrs. Sheldon and Berke of $100,000 and $75,000, respectively, in recognition of their individual performance and achievements in connection with the Spin-off. These amounts were paid by Broadridge after the Spin-off.

Long-Term Incentive Compensation

Prior to the Spin-off, the Company adopted the 2007 Omnibus Award Plan which provides for the granting of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, phantom stock awards, stock bonuses and performance compensation awards, or a combination of the foregoing to employees, directors, and consultants or advisors to the Company. The Board of Directors or its delegate has sole discretion to determine eligibility under the 2007 Omnibus Award Plan. The purpose of the 2007 Omnibus Award Plan is to align employees’ and directors’ financial interests with those of stockholders, and to improve our long-term profitability and stability through the attraction and retention of superior talent.

ADP Long-Term Incentive Grants Made Before the Spin-off

ADP has traditionally granted to its executives both stock options and restricted stock on an annual basis. ADP last granted stock options to Broadridge’s Named Executive Officers in January 2007 and restricted stock in September 2006. Since none of these awards were vested as of the Spin-off they, along with other outstanding ADP equity awards, were converted to Broadridge stock options and restricted stock, using the methodology explained below.

Conversion of Outstanding ADP Equity into Broadridge Equity

For all ADP associates who became Broadridge associates as a result of the Spin-off, Broadridge converted 100% of ADP’s existing equity awards into Broadridge equity awards so that, as of the Spin-off Date, equity holders had an equivalent intrinsic value in Broadridge equity as they had in ADP equity. This conversion included ADP stock options and restricted stock. The conversion was recommended by ADP’s management and approved by the ADP Compensation Committee prior to the Spin-off.

•

ADP Stock Options: Named Executive Officers and many other associates had both vested and unvested options to purchase ADP stock. In connection with the Spin-off, Broadridge converted these option grants into options to purchase Broadridge stock. Every ADP stock option, both vested and unvested, was converted into 2.4569 Broadridge options. The 2.4569 conversion ratio was determined by dividing the ADP pre-Distribution stock value ($48.40, which was the closing price of ADP stock on March 30, 2007) by the Broadridge post-Distribution stock value ($19.70, which was the first trade of Broadridge stock on April 2, 2007). All vested and unvested ADP stock options were converted into Broadridge stock options with the same term, vesting schedule, and intrinsic value as had existed at ADP on the Spin-off Date.

•

ADP Restricted Stock: Unvested restricted stock grants that were granted by ADP were converted to Broadridge restricted stock with the same intrinsic value and vesting terms as the ADP restricted stock. Every unvested ADP restricted share was converted to 2.2386 Broadridge shares. The 2.2386 conversion ratio was determined by dividing the ADP post-Distribution stock value ($44.10, which was the first trade of ADP stock on April 2, 2007) by the Broadridge post-Distribution stock value ($19.70, which was the first trade of Broadridge stock on April 2, 2007).

Please see “—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Spin-off from ADP” for further discussion of the conversion of the ADP equity awards in the Spin-off.

Broadridge Long-Term Incentive Grants

Broadridge plans to make annual long-term incentive grants to its Named Executive Officers and other key employees. For all Broadridge officers, these grants will include stock options and restricted share units with performance requirements prior to vesting.

•

Stock Options are anticipated to be granted annually under the 2007 Omnibus Award Plan, beginning in fiscal year 2008. The aggregate number of stock options granted, as well as the individual grants to the Executive Chairman and Chief Executive Officer, will be approved by the Compensation Committee prior to the grant. It is anticipated that the Compensation Committee will delegate the authority to make other stock option grants to the Chief Executive Officer, though all recommendations by the Chief Executive Officer regarding grants made to other executive officers, including the Named Executive Officers, will be reviewed and approved by the Compensation Committee. The exercise price of the stock options will be the closing price of Broadridge Common Stock on the date of the grant (i.e., fair market value). Grants will have a 10-year term (subject to earlier termination) and vest 20% per year on the anniversary date of the grant for the following five years based on continued employment.

•

Restricted Share Units (“RSUs”) are anticipated to be granted annually under the 2007 Omnibus Award Plan in the first quarter of each fiscal year. The first grant occurred on October 1, 2007. It is anticipated that RSUs will settle in Broadridge shares at the end of a two-year performance period, based on Broadridge’s financial performance over the performance period and the pre-set goals. For the performance cycle for fiscal years 2008 and 2009, the financial goal will be earnings per share growth. Once the RSUs settle in shares, the shares will be restricted from sale until April 1st of the following calendar year, thus resulting in a complete cycle of 30 months from grant to vesting. The number of shares that can be earned based on performance will range from 0% to 150% of the total RSUs awarded. RSUs will not receive dividend equivalents over the performance period and will have no voting rights. The aggregate number of RSUs granted, the performance criteria required to earn shares under the 2007 Omnibus Award Plan, and the individual grants to the Chief Executive Officer and the other executive officers will be approved by the Compensation Committee prior to the grant. It is anticipated that the Executive Chairman will not receive RSUs.

In fiscal year 2007, ADP introduced a performance-based restricted stock plan with a two-year performance cycle. After reviewing the ADP performance-based restricted stock plan, the Compensation Committee determined that the performance measures of such plan were not relevant to the ongoing performance of Broadridge. Therefore, for fiscal year 2008, Broadridge will grant performance-vesting RSUs with a one-year performance cycle to select key associates on a one-time basis, to provide (1) an equivalent expected value at target performance to the ADP plan before the Spin-off, (2) an opportunity to build an associate’s stock ownership, and (3) an incentive to focus on critical financial issues in our first full fiscal year as an independent company. The maximum number of shares that can be earned under this transitional plan will be 125% of the total RSUs granted, and fiscal year 2008 fully-diluted earnings per share will be the company-wide performance measure.

Each Named Executive Officer has an annual long-term incentive target grant denoted in US dollars. Those dollar targets will result in a grant of stock options and RSUs based on the prevailing price of Broadridge Common Stock and the FAS 123R expected value of each stock option granted as determined by a standard stock option valuation model.

On June 1, 2007, two months after the Spin-off, several of our Named Executive Officers received one-time grants of stock options and/or restricted shares. These one-time grants reflected the difference in value between Broadridge’s ongoing target long-term incentive values for each of these officers in their positions following the Spin-off and the values of the grants made by ADP in fiscal year 2007 prior to the Spin-off. Messrs. Daly, Sheldon and Hogan were granted stock options. In addition, Mr. Sheldon was granted time-based restricted stock. Neither Mr. Berke nor Mr. Barra received subsequent Broadridge long-term incentive grants following the

Spin-off in fiscal year 2007. Please see “—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Equity Awards” for a discussion of the equity awards that Broadridge made to Named Executive Officers in fiscal year 2007.

The Named Executive Officer holdings explained in the Outstanding Equity Awards At Fiscal Year-End Table in this Proxy Statement represent both grants made by ADP before the Spin-off and grants made by Broadridge after the Spin-off.

Employment Agreements

None of the Named Executive Officers have an employment agreement with Broadridge.

Change in Control Severance Plan and Enhancement Agreements

The Change in Control Severance Plan for Broadridge Corporate Officers (the “CIC Plan”) approved by the ADP Board of Directors prior to the Spin-off remains in effect. The purpose of the CIC Plan is to promote uniform treatment of senior executives who, following a change in control of Broadridge, are involuntarily terminated other than for “cause” or resign for “good reason,” and to afford such executives and other employees an opportunity to protect the share value they have helped create in the event of any change in control. All Named Executive Officers participate in the CIC Plan. Under the CIC Plan, if a participant’s employment is terminated by the Company without “cause” or by the participant for “good reason” within the three-year period following a change in control, the participant will generally receive a severance payment and certain equity awards will be accelerated.

In addition, Messrs. Daly and Hogan entered into Change in Control Enhancement Agreements (the “Enhancement Agreements”) with the Company pursuant to which they are entitled to receive on an item-by-item basis, the greater of the benefits and payments under the Enhancement Agreements and the CIC Plan.

Please see the “Executive Compensation—Potential Payments Upon a Termination or Change in Control” section of this Proxy Statement for further information regarding Broadridge’s CIC Plan and the Enhancement Agreements.

Retirement Plans

Broadridge provides its Named Executive Officers retirement benefits on the same terms as those offered to other employees generally through the Broadridge Financial Solutions, Inc. Retirement Savings Plan (the “401(k) Plan”), a tax-qualified defined contribution plan. The 401(k) Plan allows our U.S. employees to save for retirement on a tax-deferred basis, and Broadridge makes matching contributions to the 401(k) Plan to encourage participation in the plan. In addition, the Named Executive Officers, other than Mr. Berke, participate in the Company’s Supplemental Officers Retirement Plan (the “Broadridge SORP”), a non-qualified supplemental retirement plan. The Broadridge SORP provides supplemental benefits to key executives in order to improve the market competitiveness of our overall rewards package for such executives. Please see the Pension Benefits Table in the “Executive Compensation” section of this Proxy Statement for further information regarding Broadridge’s retirement plans.

Non-Qualified Deferred Compensation Plan

Broadridge sponsors the 2007 Deferred Compensation Plan (the “DC Plan”), an unfunded, non-qualified deferred compensation plan for the benefit of its Named Executive Officers and other key executives each year. The plan allows Broadridge participants to defer the obligation to pay certain income taxes until the time the funds are distributed, thus, providing an alternative investment vehicle for financial planning. None of the Named Executive Officers have participated in the DC Plan, and none have a DC Plan balance. Please see the “Non-Qualified Deferred Compensation” section of this Proxy Statement for more information regarding the DC Plan.

Benefit Plans and Perquisites

Broadridge provides our Named Executive Officers with health and welfare benefits, on the same terms as those offered to other employees. Broadridge also provides its Named Executive Officers with a limited number of perquisites, and for fiscal year 2007, these included a company-paid car. These perquisites are consistent with both the external market practice and Broadridge’s overall executive rewards strategy.

Chief Executive Officer Compensation

Mr. Daly’s annual compensation is heavily weighted toward variable, performance-based compensation, with Broadridge’s financial performance (growth, profitability, and stock price) the primary determinant of total value. Seventy-eight percent of Mr. Daly’s target annual compensation (cash plus expected target value of long-term incentive grants) is considered “at-risk”, and 22% is guaranteed. Forty-four percent of Mr. Daly’s compensation is in cash and 56% is in the form of equity-based long-term incentives.

As of September 30, 2007, Mr. Daly’s annual compensation consists of:

1.	$600,000 base salary, paid monthly.

2.	$600,000 annual performance-based cash incentive (where the maximum attainable equals 200% of target or $1,200,000). The annual cash incentive earned is payable in August of each year. The actual payment of this annual cash incentive will be based on the following key measures:

•

Financial Measures (45% of total): Fiscal year 2008 targets have been set for Broadridge revenue, net earnings, fully-diluted earnings per share, sales, and cash flow. Mr. Daly is also expected to establish a viable fiscal year 2009 operating plan that sustains Broadridge revenue and operating income growth.

•	Operational Measures (30% of total): This portion of the bonus will be paid based upon the achievement of pre-set business strategy goals and business execution goals.

•

Leadership Measures (25% of total): This portion of the bonus will be paid based upon the development of an executive development/succession planning process, the development of a sound executive diversity plan, maintenance of reasonable rates of associate turnover, and achievement of high associate satisfaction as measured through survey data.

3.	A one-time performance-based cash incentive. The target amount of $500,000 is payable on the achievement of 100% of a six-month net operating income target over the first two quarters of our 2008 fiscal year. The amount payable will vary based on the actual level of achievement of such target. This cash incentive was granted due to the fact that Mr. Daly’s total compensation level was determined to be below the market median by Broadridge’s Compensation Committee. If achieved, this would be paid in February 2008.

4.	An annual stock option grant in January of each year with an annualized value of $950,000. The actual number of options granted will be determined annually at the time of grant by dividing the total annualized value of $950,000 by the Black-Scholes value for each Broadridge stock option.

5.	An RSU grant in October of each year with a target value at the time of grant of $600,000 (maximum number of RSUs attainable equals 150% of RSUs granted, the value of which assuming a constant price of Broadridge stock equals $900,000). Provided that the pre-stated performance goals are achieved, the RSUs vest and convert to Broadridge shares after a total vesting period of 30 months.

6.	Participation in other benefit plans and perquisites as explained elsewhere in this Proxy Statement.

All of the key measures of performance-based compensation described in numbered paragraphs 2, 3 and 5 above had substantially uncertain outcomes at the time the goals were set.

As explained in the “Annual Performance-Based Cash Incentives—Broadridge Performance-Based Cash Incentives” section above, for fiscal year 2007 Mr. Daly’s annual performance-based cash incentive target was pro-rated for the time he spent at ADP as Group President of the BSG business unit and the time he spent at Broadridge as Chief Executive Officer. His actual cash incentive payment was approved by the Compensation Committee at 140% of target, equaling $566,705. This payment was based on the BSG business unit achieving its net revenue and pre-tax operating income goals, Broadridge achieving its net revenue and earnings per share goals, and Mr. Daly’s individual achievement related to the successful completion of the Spin-off.

Impact of Accounting and Tax Considerations

As a general matter, the Broadridge Compensation Committee reviews and considers the various tax and accounting implications of compensation vehicles utilized by the Company.

With respect to accounting considerations, the Compensation Committee examines the accounting cost associated with equity compensation in light of requirements under FAS 123R.

With respect to taxes, the Compensation Committee considers the impact of Section 162(m) of the Code, which generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to the Named Executive Officers, subject to certain exceptions.

In general, the Company believes that compensation paid to executive officers should be performance-based and deductible for US tax purposes. In certain instances, however, we may determine that it is in our best interest and that of our stockholders to have the flexibility to pay compensation that is not deductible under the limitations of Section 162(m) of the Code in order to provide a compensation package consistent with our program and objectives. As noted above, we are relying on a transition rule applicable to newly spun-off companies and believe that compensation paid to our Named Executive Officers is deductible.

Another section of the Code, Section 409A, affects the manner by which deferred compensation opportunities are offered to our employees because Section 409A requires, among other things, that “non-qualified deferred compensation” be structured in a manner that limits employees’ abilities to accelerate or further defer certain kinds of deferred compensation. We intend to operate our existing deferred compensation arrangements in accordance with Section 409A, and we will continue to review and amend our plans where necessary to comply with Section 409A.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on such reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2007 Proxy Statement and be incorporated by reference in the Company’s 2007 Annual Report on Form 10-K.

Compensation Committee of the Board of Directors

Thomas E. McInerney, Chairman

Leslie A. Brun

Alexandra Lebenthal

Stuart R. Levine

Notwithstanding any SEC filing by the Company that includes or incorporates by reference other SEC filings in their entirety, this Compensation Committee Report shall not be deemed to be “filed” with the SEC except as specifically provided otherwise therein.

EXECUTIVE COMPENSATION

The following tables contain information regarding the components of total compensation of the Named Executive Officers for the Company’s fiscal year ended June 30, 2007. The information included in this table reflects compensation earned by the Named Executive Officers for services rendered to ADP and its subsidiaries from July 1, 2006 to March 30, 2007 and for services rendered to Broadridge and its subsidiaries from March 31, 2007 to June 30, 2007.

SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards (3)		Option Awards (4)		Non-Equity Incentive Plan Compensation (5)	Change in Pension Value and Non-qualified Deferred Compensation Earnings (6)		All Other Compensation (7)	Total
Richard J. Daly	2007	$491,552	$0	$700,617	(8)	$341,729	(10)	$566,705	$161,526	(12)	$21,236	$2,521,913
Chief Executive Officer				$0	(9)	$17,376	(11)		$221,172	(13)

Dan Sheldon	2007	$353,766	$100,000	$207,181	(8)	$146,169	(10)	$317,900	$0	(12),(14)	$20,915	$1,301,327
Vice President, Chief Financial Officer				$8,732	(9)	$2,300	(11)		$144,364	(13)

John Hogan	2007	$466,552	$0	$700,617	(8)	$326,948	(10)	$529,705	$207,737	(12)	$24,650	$2,551,958
President and Chief Operating Officer				$0	(9)	$6,855	(11)		$288,894	(13)

Richard C. Berke	2007	$423,834	$75,000	$506,936	(8)	$234,109	(10)	$394,400	$799,836	(12)	$27,940	$2,462,055
Vice President, Human Resources				$0	(9)	$0	(11)		$0	(15)

Joseph Barra	2007	$365,555	$0	$217,278	(8)	$184,940	(10)	$430,014	$4,515	(12)	$5,112	$1,221,167
Vice President, Clearing and Outsourcing Solutions				$0	(9)	$0	(11)		$13,753	(13)

(1)	Represents nine months’ salary paid by ADP for July 1, 2006 through March 30, 2007 and three months’ salary paid by Broadridge for March 31, 2007 through June 30, 2007.
(2)	Represents one-time discretionary bonuses paid by ADP on April 25, 2007 to Messrs. Sheldon and Berke related to the successful completion of the Spin-off.
(3)	Reflects restricted stock granted in fiscal year 2007 and prior fiscal years, including restricted stock units with performance-based vesting granted by ADP and time-based restricted stock granted by Broadridge. The amounts represent the expense recognized for financial statement reporting purposes during fiscal year 2007 by Broadridge pursuant to FAS 123R, except that, in accordance with rules of the SEC, any estimate for forfeitures is excluded from, and does not reduce, such amounts. See Note 14 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended June 30, 2007 for a discussion of the relevant assumptions used in calculating these amounts pursuant to FAS 123R. The amounts shown in this column reflect both converted ADP equity awards and Broadridge equity awards granted in connection with the Spin-off. See Note 4 to the Outstanding Equity Awards at Fiscal Year-End Table for a list of converted ADP restricted stock, and “—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Spin-off from ADP” for a discussion of the conversion of ADP equity awards in the Spin-off. These amounts reflect restricted stock units with performance-based vesting granted by ADP in September 2006 which was recognized for financial statement reporting purposes during fiscal year 2007 by Broadridge; however, such grants were not approved by the Broadridge Compensation Committee until August 2007, after the close of fiscal year 2007.
(4)	Reflects stock options granted by ADP and Broadridge in fiscal year 2007 and prior fiscal years. The amounts represent the expense recognized for financial statement reporting purposes during fiscal year 2007 by Broadridge pursuant to FAS 123R, except that, in accordance with rules of the SEC, any estimate for forfeitures is excluded from, and does not reduce, such amounts. See Note 14 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended June 30, 2007 for a discussion of the relevant assumptions used in calculating these amounts. The conversion of ADP stock options to Broadridge stock options constituted a modification of these awards under the provisions of FAS 123R, and as a result, an aggregate modification charge of $83,903 for all of the Named Executive Officers during fiscal year 2007 is included in these amounts. See “—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Spin-off from ADP” for a discussion of the conversion of ADP equity awards in the Spin-off.

(5)	Represents annual incentive compensation paid in August 2007 based on performance of the Named Executive Officers during fiscal year 2007 where three-fourths of the target incentive amount was based on performance goals established by ADP’s Compensation Committee under ADP’s Incentive Plan and one-fourth of the target incentive amount was based on performance goals established by the Broadridge Compensation Committee under the 2007 Omnibus Award Plan, except that Mr. Barra’s annual incentive compensation was based on the performance of Ridge Clearing in fiscal year 2007.
(6)	Represents changes in the value of both ADP’s Supplemental Officers Retirement Plan (“ADP SORP”) and the Broadridge SORP. The Company did not make a contribution to the DC Plan for the Named Executive Officers for fiscal year 2007. See the Pension Benefits Table for a discussion of the ADP SORP and the Broadridge SORP.
(7)	The amounts shown in this column represent the cost of a Company-paid car and a car allowance, contributions to the ADP and Broadridge 401(k) plans and cash dividends on unvested restricted stock. With respect to the Company-paid car, the annual value was $8,794 for Mr. Daly, $9,750 for Mr. Sheldon, $12,250 for Mr. Hogan, and $15,920 for Mr. Berke. With respect to the car allowance, the annual value was $4,500 for Mr. Barra. With respect to the contributions made by ADP to their Retirement and Savings Plan (the “ADP 401(k) Plan”) for fiscal year 2007, the amounts were: $11,618 for Mr. Daly, $10,527 for Mr. Sheldon, $11,618 for Mr. Hogan, and $11,310 for Mr. Berke. No contributions were made to the ADP 401(k) Plan for Mr. Barra. The Company has not yet made any contributions to the Broadridge 401(k) Plan on behalf of the Named Executive Officers. With respect to life insurance and accidental death and dismemberment premiums paid by the Company, the amounts were: Mr. Daly, $824; Mr. Sheldon, $638; Mr. Hogan, $782; Mr. Berke, $710; and Mr. Barra, $612. With respect to dividends on unvested restricted stock, Broadridge did not pay any dividends in fiscal year 2007, but Named Executive Officers received a cash dividend of $0.06 per unvested share of restricted stock in July, 2007 (in fiscal year 2008). ADP paid cash dividends on unvested restricted stock to all Broadridge Named Executive Officers prior to the Spin-off in the following amounts: Mr. Daly, $19,848; Mr. Sheldon, $5,441; Mr. Hogan, $19,848; Mr. Berke, $13,670; and Mr. Barra, $13,704.
(8)	Represents unvested restricted stock awards granted by ADP prior to the Spin-off that were converted to Broadridge restricted stock awards on the date of the Spin-off. See “—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Spin-off from ADP” for a discussion of the conversion of ADP stock-based awards in the Spin-off.
(9)	Represents restricted stock awards granted by Broadridge on June 1, 2007. See “—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Equity Awards” for a discussion of restricted stock granted following the Spin-off.
(10)	Represents stock options to purchase ADP stock granted by ADP prior to the Spin-off that were converted to stock options to purchase Broadridge stock on the date of the Spin-off. See “—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Spin-off from ADP” for a discussion of the conversion of ADP equity awards to Broadridge equity awards in the Spin-off.
(11)	Represents stock options granted by Broadridge on June 1, 2007. See “—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Equity Awards” for a discussion of stock options granted following the Spin-off.
(12)	Represents changes in pension value for the ADP SORP and ADP’s Pension Plan. See the Pension Benefits Table for a discussion of the ADP SORP and ADP’s Pension Plan.
(13)	Represents changes in pension value for the Broadridge SORP. See the Pension Benefits Table for a discussion of the Broadridge SORP.
(14)	The change in pension value for Mr. Sheldon is negative $94,847 because of ADP’s accounting savings resulting from his non-vested withdrawal from the ADP SORP when he joined Broadridge.
(15)	Mr. Berke does not participate in the Broadridge SORP.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table summarizes awards made to our Named Executive Officers in fiscal year 2007, including equity awards granted by ADP prior to the Spin-off. The table does not show equity awards granted by ADP prior to fiscal year 2007 which were converted into Broadridge equity awards in connection with the Spin-off and does not include the restricted stock units with performance-based vesting granted by ADP in fiscal year 2007 which was not approved by the Broadridge Compensation Committee until August 2007, after the close of fiscal year 2007. Please see the Outstanding Equity Awards at Fiscal Year-End Table.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($) (2)
		Threshold($)	Target($)	Maximum($)
Richard J. Daly		$0	$404,175	$707,306
	6/1/2007(3)					76,300	$19.93(7)	$522,655
	Converted ADP Options (3/31/2007)(4)					49,138	$19.19(8)	$230,902
	Converted ADP Restricted Shares (4/2/2007)(5)				5,596			$102,475

Dan Sheldon		$0	$241,553	$422,713
	6/1/2007(3)					10,100	$19.93(7)	$69,185
	6/1/2007(6)				3,140			$62,580
	Converted ADP Options (3/31/2007)(4)					29,482	$19.19(8)	$138,537
	Converted ADP Restricted Shares (4/2/2007)(5)				3,357			$61,485

John Hogan		$0	$379,175	$663,556
	6/1/2007(3)					30,100	$19.93(7)	$206,185
	Converted ADP Options (3/31/2007)(4)					49,138	$19.19(8)	$230,902
	Converted ADP Restricted Shares (4/2/2007)(5)				5,596			$102,475

Richard C. Berke		$0	$268,920	$470,610
	Converted ADP Options (3/31/2007)(4)					41,767	$19.19(8)	$196,265
	Converted ADP Restricted Shares (4/2/2007)(5)				4,477			$81,980
Joseph Barra		$0	$443,962	$639,434
	Converted ADP Options (3/31/2007)(4)					24,569	$19.19(8)	$115,451
	Converted ADP Restricted Shares (4/2/2007)(5)				2,798			$51,238

(1)	Amounts consist of the target and maximum cash bonus levels set in fiscal year 2007 under ADP’s Incentive Plan and the Company’s 2007 Omnibus Award Plan. Target and maximum values are pro-rated for fiscal year 2007 based on time spent at ADP before the Spin-off and time spent at the Company following the Spin-off.
(2)	These amounts are valued based on the aggregate grant date fair value of the award determined pursuant to FAS 123R. See Note 14 to the Consolidated Financial Statements included on our Annual Report on Form 10-K for the year ended June 30, 2007 for a discussion of the relevant assumptions used in calculating these amounts. The conversion of ADP stock options to Broadridge stock options constituted a modification of the awards under FAS 123R. As a result of such modification, these amounts include the incremental value of stock options granted by ADP in fiscal year 2007 which were converted to Broadridge stock options in the amount equal to $22,517. However, these amounts do not reflect the incremental value of $185,562 with respect to stock options granted by ADP before fiscal year 2007 which were converted to Broadridge stock options pursuant to the Spin-off.
(3)	Represents stock options granted under the 2007 Omnibus Award Plan on June 1, 2007 which vest 20% per year over the next five years on the anniversary date of the grant. The exercise price represents the closing market price on the date of grant.
(4)	In connection with the Spin-off, options held by Broadridge employees to purchase ADP stock were converted into options to purchase Broadridge Common Stock, and the underlying share amounts and exercise prices were adjusted in the conversion to preserve the pre-conversion intrinsic value of the stock options. During fiscal year 2007 there was only one stock option grant made by ADP for each of the Named Executive Officers. This grant occurred on January 26, 2007 and it was converted into a Broadridge stock option grant on March 31, 2007. The exercise prices of the converted stock option awards that are listed take into account the price adjustment upon conversion at the time of the Spin-off. This amount reflects the number of stock options held by each Named Executive Officer to purchase Broadridge Common Stock after the conversion with respect to the stock options granted by ADP in fiscal year 2007. See “—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Spin-off from ADP” for a discussion of the conversion of ADP stock-based awards in the Spin-off. For additional information regarding these awards, see the Outstanding Equity Awards at Fiscal Year-End Table.
(5)	ADP restricted stock held by Broadridge employees was converted into Broadridge restricted stock in connection with the Spin-off. This column reflects the converted amount of restricted stock granted during fiscal year 2007 by ADP held by each Named Executive Officer. See “—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Spin-off from ADP” for a discussion of the conversion of ADP stock-based awards in the Spin-off. For additional information regarding these awards, see the Outstanding Equity Awards at Fiscal Year-End Table.
(6)	Represents restricted stock granted under the 2007 Omnibus Award Plan on June 1, 2007 which vests 100% on January 1, 2008.
(7)	The exercise price is equal to the June 1, 2007 Broadridge closing stock price.
(8)	The exercise price for converted ADP options is the weighted average of exercise prices of Broadridge options that were converted from ADP options in connection with the Spin-off.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

Spin-off from ADP

Prior to March 31, 2007, all employee equity awards (stock options and restricted stock) were granted by ADP. At the time of the Distribution, ADP’s outstanding equity awards for employees of the Company, including the Named Executive Officers, were converted into equity awards of Broadridge with the same terms and conditions, so that the intrinsic value of the equity award before the Spin-off was preserved. All unexercised ADP stock options held by Broadridge employees, including Named Executive Officers, were converted into 2.4569 Broadridge stock options, rounded down to the nearest stock option, and all unvested shares of restricted stock were converted into 2.2386 Broadridge shares of unvested restricted stock, rounded down to the nearest full share of stock. The conversion ratio for stock options was based on ADP’s post-Distribution stock value of $44.10 (the April 2, 2007 opening stock price), divided by Broadridge’s post-Distribution stock value of $19.70 (the April 2, 2007 opening stock price). The restricted stock conversion ratio was based on ADP’s pre-Distribution stock value of $48.40 (the March 30, 2007 closing stock price), divided by Broadridge’s post-Distribution stock value of $19.70 (the April 2, 2007 opening stock price).

The exercise prices for the converted ADP stock options set forth in the Grant of Plan-Based Awards Table is the weighted average of the exercise prices of the Broadridge stock options. To convert the exercise price of an ADP stock option to a Broadridge stock option, the exercise price for an ADP stock option was multiplied by 0.407, rounded up to the nearest whole cent. The exercise price conversion ratio was based on Broadridge’s post-

Distribution stock value of $19.70 (the April 2, 2007 opening stock price), divided by the ADP’s post-Distribution stock value of $44.10 (the April 2, 2007 opening stock price).

Equity Awards

Prior to the Spin-off, the Company adopted the 2007 Omnibus Award Plan. On June 1, 2007, certain Named Executive Officers received one-time grants of stock options and/or restricted stock under the 2007 Omnibus Award Plan. These one-time grants reflected the difference in value between Broadridge’s ongoing target long-term incentive values for each of the Named Executive Officers in their positions following the Spin-off, and the values of the grants made by ADP in 2006 and 2007 prior to the Spin-off.

Messrs. Daly, Sheldon and Hogan were awarded stock options, 20% of which vest each year for five years after grant, subject to their continued employment through the applicable vesting date. The number of shares of Common Stock underlying these stock option awards were as follows: Mr. Daly, 76,300 shares; Mr. Sheldon, 10,100 shares; and Mr. Hogan, 30,100 shares. In addition, on June 1, 2007, Mr. Sheldon was awarded 3,140 shares of restricted stock which fully vest on January 1, 2008, subject to his continued employment through such date. Messrs. Berke and Barra did not receive any equity awards following the Spin-off in fiscal year 2007.

Incentive Payments

ADP’s Compensation Committee approved a one-time discretionary bonus for Messrs. Sheldon and Berke in April 2007 related to the successful completion of the Spin-off. Broadridge paid Messrs. Sheldon and Berke such bonuses equal to $100,000 and $75,000, respectively, following the Spin-off.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table provides information regarding outstanding stock option awards and unvested stock awards held by each of the Named Executive Officers as of June 30, 2007. The table does not include the restricted stock units with performance-based vesting granted by ADP in fiscal year 2007, which was not approved by the Broadridge Compensation Committee until August 2007, after the close of fiscal year 2007.

	Option Awards					Stock Awards (1)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)
Richard J. Daly	76,163	0	$17.90	10/17/2009	(2)
	61,422	0	$24.39	10/17/2010	(2)
	10,134	0	$17.71	9/20/2011	(2)
	24,569	36,853	$20.09	10/21/2011	(2)
	0	12,284	$13.13	7/21/2012	(2)
	36,853	24,569	$17.27	11/11/2012	(2)
	0	19,655	$15.39	8/10/2013	(2)
	0	44,224	$15.97	11/10/2013	(2)
	9,827	39,311	$17.60	1/26/2015	(2)
	0	49,138	$18.18	1/26/2016	(2)
	0	49,138	$19.19	1/25/2017	(2)
	0	76,300	$19.93	6/1/2017	(4)
						26,863	$513,621	(5)
						3,731	$71,337	(5)
						5,596	$106,966	(5)
Dan Sheldon	17,198	0	$11.12	11/10/2007	(2)
	24,569	0	$15.52	10/28/2008	(2)
	19,655	0	$17.90	10/27/2009	(2)
	22,112	0	$24.39	10/17/2010	(2)
	5,567	0	$17.71	9/20/2011	(2)
	29,482	0	$20.09	10/21/2011	(2)
	13,444	3,361	$13.13	7/21/2012	(2)
	6,680	0	$13.13	7/21/2012	(2)
	19,065	4,766	$17.27	11/11/2012	(2)
	14,741	9,828	$15.39	8/10/2013	(2)
	14,741	22,112	$15.97	11/10/2013	(2)
	4,913	19,656	$17.60	1/26/2015	(2)
	0	29,482	$18.18	1/26/2016	(2)
	0	29,482	$19.19	1/25/2017	(2)
	0	10,100	$19.93	6/1/2017	(4)
						6,155	$117,684	(5)
						2,238	$42,791	(5)
						3,357	$64,186	(5)
						3,140	$60,037	(6)
John Hogan	61,422	0	$24.39	10/17/2010	(1)
	10,134	0	$17.71	9/20/2011	(2)
	24,569	36,853	$20.09	10/21/2011	(2)
	0	12,284	$13.13	7/21/2012	(2)
	0	24,569	$17.27	11/11/2012	(2)
	0	19,655	$15.39	8/10/2013	(2)
	0	44,224	$15.97	11/10/2013	(2)

	Option Awards					Stock Awards (1)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)
	9,827	39,311	$17.60	1/26/2015	(2)
	0	49,138	$18.18	1/26/2016	(2)
	0	49,138	$19.19	1/25/2017	(2)
	0	30,100	$19.93	6/1/2017	(4)
						26,863	$513,621	(5)
						3,731	$71,337	(5)
						5,596	$106,996	(5)
Richard C. Berke	49,138	0	$24.39	10/17/2010	(2)
	0	7,370	$20.09	10/21/2011	(2)
	0	9,827	$13.13	7/21/2012	(2)
	0	19,655	$17.27	11/11/2012	(2)
	0	14,741	$15.39	8/10/2013	(2)
	0	36,853	$15.97	11/10/2013	(2)
	0	33,413	$17.60	1/26/2015	(2)
	0	41,767	$18.18	1/26/2016	(2)
	0	41,767	$19.19	1/25/2017	(2)
						21,490	$410,889	(5)
						3,986	$57,092	(5)
						4,477	$85,600	(5)
Joseph Barra	0	110,560	$17.60	1/26/2015	(3)
	0	24,569	$18.18	1/26/2016	(3)
	0	24,569	$19.19	1/25/2017	(3)
						26,863	$513,621	(5)
						1,866	$35,678	(5)
						2,798	$53,498	(5)

(1)	All equity awards were valued on June 30, 2007 based on a Friday, June 29, 2007 closing price of $19.12.
(2)	Represents stock options granted by ADP to purchase ADP stock that were converted on the Spin-off Date to stock options to purchase Broadridge Common Stock. These grants terminate 10 years from the date of grant, vest 20% per year over five years, and have their first vesting on the second anniversary of the date of grant.
(3)	Represents stock options granted by ADP to purchase ADP stock that were converted on the Spin-off Date to stock options to purchase Broadridge Common Stock. These grants terminate 10 years from the date of grant, vest 20% per year over five years, and have their first vesting on the first anniversary of the date of grant.
(4)	Represents stock options granted by Broadridge under the 2007 Omnibus Award Plan on June 1, 2007 which vest 20% per year over the next five years on the anniversary date of the grant, subject to the continued employment through the applicable vesting date. Stock options were awarded by the Compensation Committee as follows: Mr. Daly, 76,300 shares; Mr. Sheldon, 10,100 shares; and Mr. Hogan, 30,100 shares.

(5)	Represents unvested restricted stock awards granted by ADP that were converted on the Spin-off Date to Broadridge restricted stock awards. The original grant dates, number of ADP restricted shares converted at the Spin-off, the resultant number of shares of Broadridge restricted stock post-conversion, and the vesting schedule for each grant are as follows:

Name	Original Grant Date	Number of ADP Restricted Shares Converted (#)	Number of Broadridge Restricted Shares Post- Conversion (#)	Vesting Schedule
Richard J. Daly	8/11/2005	12,000	26,863	100% vested on 1/1/2008
	9/27/2005	1,667	3,731	50% vested on 7/1/2007, 50% vested on 7/1/2008
	9/22/2006	2,500	5,596	33.3% vested on 7/1/2007, 33.3% vested on 7/1/2008, 33.3% vested on 7/1/2009
Dan Sheldon	4/6/2005	250	559	100% vested on 8/1/2007
	1/3/2006	2,500	5,596	100% vested on 1/1/2008
	9/27/2005	1,000	2,238	50% vested on 7/1/2007, 50% vested on 7/1/2008
	9/22/2006	1,500	3,357	33.3% vested on 7/1/2007, 33.3% vested on 7/1/2008, 33.3% vested on 7/1/2009
John Hogan	8/11/2005	12,000	26,863	100% vested on 1/1/2008
	9/27/2005	1,667	3,731	50% vested on 7/1/2007, 50% vested on 7/1/2008
	9/22/2006	2,500	5,596	33.3% vested on 7/1/2007, 33.3% vested on 7/1/2008, 33.3% vested on 7/1/2009
Richard C. Berke	8/11/2005	9,600	21,490	100% vested on 1/1/2008
	9/27/2005	1,334	3,986	50% vested on 7/1/2007, 50% vested on 7/1/2008
	9/22/2006	2,000	4,477	33.3% vested on 7/1/2007, 33.3% vested on 7/1/2008, 33.3% vested on 7/1/2009
Joseph Barra	8/11/2005	12,000	26,863	33.3% vested on 1/1/2008, 33.3% vested on 1/1/2009, 33.3% vested on 1/1/2010
	9/27/2005	834	1,866	50% vested on 7/1/2007, 50% vested on 7/1/2008
	9/22/2006	1,250	2,798	33.3% vested on 7/1/2007, 33.3% vested on 7/1/2008, 33.3% vested on 7/1/2009

(6)	Represents 3,140 shares of Broadridge restricted stock granted under the 2007 Omnibus Award Plan to Mr. Sheldon on June 1, 2007 which vest 100% on January 1, 2008.

OPTION EXERCISES AND STOCK VESTED TABLE

The following table provides information regarding the number of ADP stock options that were exercised by Named Executive Officers and the number of ADP equity awards that were vested during fiscal year 2007 before the Spin-off, and the subsequent value realized from the exercise or vesting of such awards. Following the Spin-off, no Named Executive Officer exercised Broadridge stock options or became vested in their Broadridge restricted stock awards during fiscal year 2007.

	ADP Stock Options (1)		ADP Restricted Stock (1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Richard J. Daly	149,039	$2,430,729	12,833	$628,699
Dan Sheldon	10,000	$260,480	3,250	$156,696
John Hogan	202,239	$2,373,393	12,833	$628,699
Richard C. Berke	138,600	$1,140,514	10,266	$502,941
Joseph Barra	30,000	$177,178	4,416	$215,867

(1)	The shares shown acquired on exercise or on vesting represent shares of ADP common stock. The value realized upon the exercise of stock options equals the difference between the market price of ADP common stock on the date of exercise and the exercise price of the stock options. The value realized upon vesting of restricted stock equals the number of shares of restricted stock multiplied by the market value of ADP common stock on the date of vesting.

PENSION BENEFITS TABLE

The following table sets forth for each Named Executive Officer certain information with respect to each plan that provides for payments or other benefits at, following or in connection with retirement, other than our stock option and restricted stock plans.

Name	Plan Name	Number of Years of Credited Service (1) (#)	Present Value of Accumulated Benefit (2) ($)		Payments During Last Fiscal Year ($)
Richard J. Daly	Broadridge SORP ADP Pension Plan ADP SORP	13.0 17.25 13.0	221,172 1,286,478 58,058		— — —
Dan Sheldon	Broadridge SORP ADP Pension Plan ADP SORP	3.0 21.25 3.0	144,364 143,078 0	(3)	— — —
John Hogan	Broadridge SORP ADP Pension Plan ADP SORP	12.0 12.25 12.0	288,894 1,526,227 86,110		— — —
Richard C. Berke	Broadridge SORP ADP Pension Plan ADP SORP	N/A 17.25 17.0	N/A 2,027,470 869,703		— — —
Joseph Barra	Broadridge SORP ADP Pension Plan ADP SORP	0.0 1.25 N/A	13,753 7,306 N/A		— — —

(1)

Broadridge SORP credited service is defined as complete calendar years. Years of service recognized under the Broadridge SORP for Messrs. Daly, Sheldon and Hogan differs from their actual service with the

Company, because they were credited with their service under ADP’s SORP (as described below). For actuarial valuation purposes, credited service is attributed through the FAS measurement date.
(2)	Service credit and actuarial values are calculated as of June 30, 2007, the plans’ measurement date for the last fiscal year. Actuarial values are based on the RP-2000 white collar mortality table (projected to 2007), a 4.75% interest crediting rate for the pension plan maintained by ADP (the “ADP Pension Plan”), a 6.25% discount rate and a normal retirement age of 65. The Broadridge SORP and the ADP SORP use the same assumptions as the ADP Pension Plan as described herein, other than the 4.75% interest crediting rate which is solely applicable to the cash balance formula under the ADP Pension Plan. The method of valuation to determine the liabilities presented includes discounting the value of the respective benefits, based on service accrued through the measurement date and payable at age 65, for interest and mortality with mortality not applicable prior to the commencement of benefits.
(3)	In connection with the Spin-off, Mr. Sheldon terminated service with ADP without meeting the ADP SORP’s vesting requirements and therefore no benefits are owed to him.

Overview of the Pension Plans

Broadridge Supplemental Officers Retirement Plan

The Company sponsors the Broadridge SORP, a traditional final average earnings plan. The Plan is available to certain key officers of the Company, as designated by the Company. Benefits are payable out of the general assets of the Company and are not subject to any maximum benefit limitations under the Code.

The Broadridge SORP provides for a straight lifetime annuity retirement benefit payable annually equal to the product of: (a) a participant’s final five year average pay; (b) years of service to the Company while a participant in the SORP; (c) a multiplier which equals 2% for every year of credited service up to 20 years, plus an additional 1% for every year of service in excess of 20 years; and (d) the applicable vesting percentage. The vesting schedule for the Broadridge SORP is as follows:

Credited Service	Vesting Percent
0-4	0%
5	50%
6	60%
7	70%
8	80%
9	90%
10	100%

Compensation covered under the Broadridge SORP includes base salary and bonus (paid or deferred) and is not subject to the limitations under the Code. Equity compensation and a portion of Mr. Barra’s non-equity incentive compensation is not included in the calculation of the SORP benefit. Payments are also available in other forms of annuities.

Reduced benefits are available after age 60 using an early retirement reduction of 5% for each year the benefit commences earlier than age 65. If a participant with a vested percentage greater than 0% terminates employment with the Company prior to reaching age 60, payment of the benefit is delayed until the participant reaches age 60. In addition, the Broadridge SORP provides (i) a disability retirement benefit, generally calculated in the same manner as the retirement benefit, if a participant incurs a “disability” while employed by the Company; and (ii) if a participant dies, a spousal benefit equal to 50% of the benefit the participant would have been entitled to at death, provided the participant is at least 35 years old and the vested percentage is greater than 0%.

Messrs. Daly, Sheldon and Hogan are credited with the service they accrued under the ADP SORP as of the Spin-off, but the benefits they receive under the Broadridge SORP are offset by the amount of their vested, accrued benefits payable under the ADP SORP. The amounts that are offset will continue to be the obligation of ADP.

The Broadridge SORP provides for a minimum annual age 65 benefit in any given year for Messrs. Daly and Hogan, subject to the offset for their vested accrued benefits under the ADP SORP, as follows:

Mr. Daly’s minimum benefit, subject to offset:

After Each Completed Calendar Year	The minimum age 65 benefit will be
2007	$264,699
2008	$309,348
2009	$353,674
2010	$400,184
2011 and thereafter	$435,526

Mr. Hogan’s minimum benefit, subject to offset:

After Each Completed Calendar Year	The minimum age 65 benefit will be
2007	$245,589
2008	$288,578
2009	$331,920
2010	$384,897
2011 and thereafter	$435,526

ADP Pension Plan and ADP Supplemental Officers Retirement Plan

The ADP Pension Plan and the ADP SORP are sponsored by ADP and, as such, accrued benefits in these plans which are vested as of the Spin-off remain solely the liability of ADP. Under the ADP Pension Plan, which is a defined benefit cash balance plan, the Company credits participants’ notional accounts with annual contributions, which are determined based upon base salary and years of service. The contributions range from 2.1% to 10% of base salary and the accounts earn interest based upon the 10-year Treasury constant maturity rates. The ADP SORP is a traditional final average earnings plan that is based on compensation and years of service.

NON-QUALIFIED DEFERRED COMPENSATION

Non-Qualified Deferred Compensation Plan

The Company maintains the Broadridge DC Plan, an unfunded, non-qualified deferred compensation plan for Named Executive Officers and other key executives. Participants can defer up to 100% of their annual performance-based cash incentive payment into a notional account. Accounts can earn additional value over time based on either a fixed-interest rate or the growth rate of the Standard & Poor’s index of 500 leading US companies. The fixed interest rate is equal to the five-year US Treasury bond rate at the end of the previous fiscal year, rounded to the nearest quarter-percentage point, and has been set at 5.00% for fiscal year 2008. Participants elect to receive distributions of their deferrals plus any subsequent interest or investment gains upon their retirement, or on a fixed future date. Broadridge does not make any matching contributions or other contributions into the DC Plan for any of the Named Executive Officers. Plan participants who terminate employment with Broadridge prior to their elected distribution date receive a lump-sum distribution of all deferred amounts, no earlier than six months after the termination date. Distributions are subject to federal, state and local income taxes on both the principal amount and investment earnings at the ordinary income rate in the year in which such payments are made.

As of June 30, 2007, none of the Named Executive Officers have participated in the DC Plan.

POTENTIAL PAYMENTS UPON A TERMINATION OR CHANGE IN CONTROL

Change in Control Severance Plan

Effective as of the time of the Spin-off, we established and adopted an executive severance plan for the payment of certain benefits to senior executives, including our Named Executive Officers, upon termination of employment from Broadridge due to a change in control.

The CIC Plan provides for the following severance benefits upon a change in control and subsequent termination without “cause” or for “good reason” if the termination occurs within two years after a change in control:

•

Compensation: The Named Executive Officers will receive 150% of their “current total annual compensation” (generally defined as the higher of the two most recent complete calendar years’ base salary amounts, plus the average annual cash incentive earned in the last two completed calendar years).

•	Stock Option Vesting: 100% vesting of all unvested stock options.

•

Restricted Stock Vesting: 100% vesting of all unvested restricted stock where vesting restrictions would have lapsed within two years of termination. In addition, any restricted stock that a participant would have been entitled to receive had performance goals been achieved at target in the Company’s performance-based restricted stock programs will be granted to the participant.

The CIC Plan provides for the following severance benefits upon a change in control and subsequent termination without “cause” or for “good reason” if the termination occurs between the second and third anniversary of the change in control:

•	Compensation: The Named Executive Officers will receive 100% of their “current total annual compensation” (as defined above).

•	Stock Option Vesting: 100% vesting of all unvested stock options that would have vested within one year after termination.

•	Restricted Stock Vesting: 100% vesting of all unvested restricted stock where vesting restrictions would have lapsed within one year of termination.

In addition, upon a participant’s request, the Company will reduce the severance payments to avoid the imposition of the excise tax in Section 4999 of the Code.

Messrs. Daly and Hogan entered into Enhancement Agreements with the Company pursuant to which they are entitled to receive on an item-by-item basis, the greater of the benefits and payments under the Enhancement Agreements and the CIC Plan. Under the Enhancement Agreements, if a change in control occurs and Mr. Daly’s or Mr. Hogan’s employment is terminated (other than for “cause”) or they resign for “good reason” within two years after a change in control, they will receive a termination payment equal to 200% of their current total annual compensation (as defined above), or 150% of their current total annual compensation if the termination occurs during the third year after a change in control. In addition, Messrs. Daly and Hogan are entitled to a tax equalization payment which will place them in the same after-tax position as if the excise tax in Section 4999 of the Code did not apply.

For purposes of the CIC Plan, a “change in control” generally means: (A) the acquisition of 35% or more of the total combined voting power of the Company’s then outstanding securities; (B) the merger, consolidation or other business combination of the Company, subject to certain exceptions; or (C) the sale of all or substantially all of the Company’s assets, subject to certain exceptions.

For purposes of the CIC Plan, “cause” generally means: (A) gross negligence or willful misconduct which is materially injurious to the Company monetarily or otherwise;

(B) misappropriation or fraud with regard to the Company or its assets; or (C) conviction of, or the pleading of guilty or nolo contendere to, a felony involving the assets or business of the Company.

For purposes of the CIC Plan, “good reason” generally means the occurrence of any of the following events after a change in control which is not cured within 15 days after a participant provides written notice thereof: (A) material diminution in the value and importance of a participant’s position, duties, responsibilities or authority; (B) a reduction in a participant’s aggregate compensation or benefits; or (C) a failure of any successor or assign of the Company to assume in writing the obligations under the CIC Plan.

Payments Upon A Termination or Change in Control Table

The following tables set forth the payments which each of our Named Executive Officers would have received under various termination scenarios on June 30, 2007. With regard to the payments on a change in control, the amounts detailed below assume that each Named Executive Officer’s employment was terminated by the Company without “cause” or by the executive for “good reason” within the specified time period of the change in control.

Richard J. Daly

Payment Elements	Change in Control				Death ($)		Disability ($)		Voluntary Termination, or Involuntary Termination With Cause ($)		Involuntary Termination Without Cause ($)		Retirement ($)
	Within Two Years Following ($)		Between Two and Three Years Following ($)
Base Salary Payment	903,305	(3)	677,479	(7)	0		0		0		0		0
Annual Cash Incentive Payment	509,500	(3)	382,125	(7)	0		0		0		0		0
Stock Options	627,918	(4)	427,985	(4)	627,918	(4)	190,323	(9)	190,323	(9)	190,323	(9)	190,323	(9)
Restricted Shares	656,289	(4)	584,955	(4)	691,954	(4)	0		0		0		0
Broadridge SORP (1)	250,958	(5),(6)	250,958	(5),(6)	130,303	(8)	534,533	(10)	250,958	(6)	250,958	(6)	250,958	(6)
Excise Tax Gross Up (2)	0		0		0		0		0		0		0
Health Coverage	0		0		0		0		0		0		0
Other	0		0		0		0		0		0		0

Total	2,947,970		2,323,502		1,450,175		724,856		441,281		441,281		441,281

(1)	The present value of the accumulated benefit as of June 30, 2007 is $221,172. For this calculation, an active participant is assumed to continue active participation until age 65 and commence receiving benefits at age 65. Service credit and actuarial values are calculated as of June 30, 2007 (Broadridge SORP’s measurement date for the last fiscal year). Actuarial values are based on the RP-2000 white collar mortality table (projected to 2007) and a 6.25% discount rate.
(2)	Under his Enhancement Agreement, Mr. Daly is entitled to receive a tax equalization payment which would place him in the same after-tax position as if the excise tax in Section 4999 of the Code did not apply. However, based on these projected termination payments and Mr. Daly’s historical average total annual compensation, an excise tax would not be incurred.
(3)	Represents the payment of two times the sum of Mr. Daly’s calendar year 2006 base salary (the higher of calendar year 2005 and calendar year 2006, the two most recent completed calendar years) plus the average of the annual cash incentive paid in 2005 and 2006.
(4)

Represents the sum value of all vested and unvested stock options and restricted shares, based on a June 29, 2007 Broadridge stock price close of $19.12. All unvested stock options and restricted shares vest upon death. All stock options vest upon a change in control if the termination occurs within two years from the change in control. If the termination occurs in the third year following a change in control, options that would have vested one year from termination will vest. All restricted shares that would have vested within two years of termination vest upon termination following a change in control if the termination occurs within two years following the change in control. All restricted shares that would have vested within one year of termination vest upon termination following a change in control if the termination occurs in the third year following the change in control.

(5)	There are no special change in control provisions with regard to the Broadridge SORP.
(6)	A participant who terminates and is at least age 60 will commence benefits immediately. A participant who terminates but is not yet age 60 will commence receiving benefits at age 60.
(7)	Represents the payment of 1.5 times the sum of Mr. Daly’s calendar year 2006 base salary (the higher of calendar year 2005 and calendar year 2006, the two most recent completed calendar years) plus the average of the annual cash incentive paid in 2005 and 2006.
(8)	The spouse of a deceased participant is assumed to be the same age as the participant and is expected to commence receiving benefits at age 60.
(9)	Represents the sum value of all vested stock options as of June 30, 2007, based on a June 29, 2007 Broadridge stock price close of $19.12.
(10)	A disabled participant is assumed to commence receiving unreduced benefits immediately.

Dan Sheldon

Payment Elements	Change in Control				Death ($)		Disability ($)		Voluntary Termination, or Involuntary Termination With Cause ($)		Involuntary Termination Without Cause ($)		Retirement ($)
	Within Two Years Following ($)		Between Two and Three Years Following ($)
Base Salary Payment	480,024	(2)	320,016	(6)	0		0		0		0		0
Annual Cash Incentive Payment	225,750	(2)	150,500	(6)	0		0		0		0		0
Stock Options	750,411	(3)	606,068	(3)	750,411	(3)	522,560	(8)	522,560	(8)	522,560	(8)	522,560	(8)
Restricted Shares	263,303	(3)	220,512	(3)	284,698	(3)	0		0		0		0
Broadridge SORP (1)	0	(4),(5)	0	(4),(5)	0	(7)	429,545	(9)	0	(5)	0	(5)	0	(5)
Excise Tax Gross Up	0		0		0		0		0		0		0
Health Coverage	0		0		0		0		0		0		0
Other	0		0		0		0		0		0		0

Total	1,719,488		1,297,096		1,035,109		952,105		522,560		522,560		522,560

(1)	The present value of the accumulated benefit as of June 30, 2007 is $144,364. For this calculation, an active participant is assumed to continue active participation until age 65 and commence receiving benefits at age 65. Service credit and actuarial values are calculated as of June 30, 2007 (Broadridge SORP’s measurement date for the last fiscal year). Actuarial values are based on the RP-2000 white collar mortality table (projected to 2007) and a 6.25% discount rate.
(2)	Represents the payment of 1.5 times the sum of Mr. Sheldon’s calendar year 2006 base salary (the higher of calendar year 2005 and calendar year 2006, the two most recent completed calendar years) plus the average of the annual cash incentive paid in 2005 and 2006.
(3)

Represents the sum value of all vested and unvested stock options and restricted shares, based on a June 29, 2007 Broadridge stock price close of $19.12. All unvested stock options and restricted shares vest upon death. All stock options vest upon a change in control if the termination occurs within two years from the change in control. If the termination occurs in the third year following a change in control, options that would have vested one year from termination will vest. All restricted shares that would have vested within two years of termination vest upon termination following a change in control if the termination occurs within two years following the change in control. All restricted shares that would have vested within one year of termination vest upon termination following a change in control if the termination occurs in the third year following the change in control.

(4)	There are no special change in control provisions with regard to the Broadridge SORP.
(5)	A participant who terminates and is at least age 60 will commence benefits immediately. A participant who terminates but is not yet age 60 will commence receiving benefits at age 60.
(6)	Represents the payment of one times the sum of Mr. Sheldon’s calendar year 2006 base salary (the higher of calendar year 2005 and calendar year 2006, the two most recent completed calendar years) plus the average of the annual cash incentive paid in 2005 and 2006.
(7)	The spouse of a deceased participant is assumed to be the same age as the participant and is expected to commence receiving benefits at age 60.
(8)	Represents the sum value of all vested stock options as of June 30, 2007, based on a June 29, 2007 Broadridge stock price close of $19.12.
(9)	A disabled participant is assumed to commence receiving unreduced benefits immediately.

John Hogan

Payment Elements	Change in Control				Death ($)		Disability ($)		Voluntary Termination, or Involuntary Termination With Cause ($)		Involuntary Termination Without Cause ($)		Retirement ($)
	Within Two Years Following ($)		Between Two and Three Years Following ($)
Base Salary Payment	903,305	(3)	677,479	(7)	0		0		0		0		0
Annual Cash Incentive Payment	517,100	(3)	387,825	(7)	0		0		0		0		0
Stock Options	466,821	(4)	232,801	(4)	466,821	(4)	29,226	(9)	29,226	(9)	29,226	(9)	29,226	(9)
Restricted Shares	656,289	(4)	584,955	(4)	691,954	(4)	0		0		0		0
Broadridge SORP (1)	327,797	(5),(6)	327,797	(5),(6)	170,197	(8)	476,208	(10)	327,797	(6)	327,797	(6)	327,797	(6)
Excise Tax Gross Up (2)	0		0		0		0		0		0		0
Health Coverage	90,000		90,000		0		90,000		90,000		90,000		90,000
Other	0		0		0		0		0		0		0

Total	2,961,312		2,300,857		1,328,972		595,434		447,023		447,023		447,023

(1)	The present value of the accumulated benefit as of June 30, 2007 is $288,894. For this calculation, an active participant is assumed to continue active participation until age 65 and commence receiving benefits at age 65. Service credit and actuarial values are calculated as of June 30, 2007 (Broadridge SORP’s measurement date for the last fiscal year). Actuarial values are based on RP-2000 white collar mortality table (projected to 2007) and a 6.25% discount rate.
(2)	Under his Enhancement Agreement, Mr. Hogan is entitled to receive a tax equalization payment which would place him in the same after-tax position as if the excise tax in Section 4999 of the Code did not apply. However, based on these termination payments and Mr. Hogan’s historical average total annual compensation, an excise tax would not be incurred.
(3)	Represents the payment of two times the sum of Mr. Hogan’s calendar year 2006 base salary (the higher of calendar year 2005 and calendar year 2006, the two most recent completed calendar years) plus the average of the annual cash incentive paid in 2005 and 2006.
(4)

Represents the sum value of all vested and unvested stock options and restricted shares, based on a June 29, 2007 Broadridge stock price close of $19.12. All unvested stock options and restricted shares vest upon death. All stock options vest upon a change in control if the termination occurs within two years from the change in control. If the termination occurs in the third year following a change in control, options that would have vested one year from termination will vest. All restricted shares that would have vested within two years of termination vest upon termination following a change in control if the termination occurs within two years following the change in control. All restricted shares that would have vested within one year of termination vest upon termination following a change in control if the termination occurs in the third year following the change in control.

(5)	There are no special change in control provisions with regard to the Broadridge SORP.
(6)	A participant who terminates and is at least age 60 will commence benefits immediately. A participant who terminates but is not yet age 60 will commence receiving benefits at age 60.
(7)	Represents the payment of 1.5 times the sum of Mr. Hogan’s calendar year 2006 base salary (the higher of calendar year 2005 and calendar year 2006, the two most recent completed calendar years) plus the average of the annual cash incentive paid in 2005 and 2006.
(8)	The spouse of a deceased participant is assumed to be the same age as the participant and is expected to commence receiving benefits at age 60.
(9)	Represents the sum value of all vested stock options as of June 30, 2007, based on a June 29, 2007 Broadridge stock price close of $19.12.
(10)	A disabled participant is assumed to commence receiving unreduced benefits immediately.

Richard C. Berke

Payment Elements	Change in Control				Death ($)		Disability ($)		Voluntary Termination, or Involuntary Termination With Cause ($)		Involuntary Termination Without Cause ($)		Retirement ($)
	Within Two Years Following ($)		Between Two and Three Years Following ($)
Base Salary Payment	624,375	(2)	416,250	(4)	0		0		0		0		0
Annual Cash Incentive Payment	330,000	(2)	220,000	(4)	0		0		0		0		0
Stock Options	356,345	(3)	163,781	(3)	356,345	(3)	0	(5)	0	(5)	0	(5)	0	(5)
Restricted Shares	525,048	(3)	467,968	(3)	553,581	(3)	0		0		0		0
Broadridge SORP (1)	0		0		0		0		0		0		0
Excise Tax Gross Up	0		0		0		0		0		0		0
Health Coverage	52,000		52,000		0		52,000		52,000		52,000		52,000
Other	0		0		0		0		0		0		0

Total	1,887,768		1,319,999		909,926		52,000		52,000		52,000		52,000

(1)	Mr. Berke does not participate in the Broadridge SORP.
(2)	Represents the payment of 1.5 times the sum of Mr. Berke’s calendar year 2006 base salary (the higher of calendar year 2005 and calendar year 2006, the two most recent completed calendar years) plus the average of the annual cash incentive paid in 2005 and 2006.
(3)	Represents the sum value of all vested and unvested stock options and restricted shares, based on a June 29, 2007 Broadridge stock price close of $19.12. All unvested stock options and restricted shares vest upon death. All stock options vest upon a change in control if the termination occurs within two years from the change in control. If the termination occurs in the third year following a change in control, options that would have vested one year from termination will vest. All restricted shares that would have vested within two years of termination vest upon termination following a change in control if the termination occurs within two years following the change in control. All restricted shares that would have vested within one year of termination vest upon termination following a change in control if the termination occurs in the third year following the change in control.
(4)	Represents the payment of one times the sum of Mr. Berke’s calendar year 2006 base salary (the higher of calendar year 2005 and calendar year 2006, the two most recent completed calendar years) plus the average of the annual cash incentive paid in 2005 and 2006.
(5)	Represents the sum value of all vested stock options as of June 30, 2007, based on a June 29, 2007 Broadridge stock price close of $19.12.

Joseph Barra

Payment Elements	Change in Control				Death ($)		Disability ($)		Voluntary Termination, or Involuntary Termination With Cause ($)		Involuntary Termination Without Cause ($)		Retirement ($)
	Within Two Years Following ($)		Between Two and Three Years Following ($)
Base Salary Payment	538,781	(2)	359,188	(6)	0		0		0		0		0
Annual Cash Incentive Payment	458,207	(2)	305,472	(6)	0		0		0		0		0
Stock Options	191,146	(3)	60,636	(3)	191,146	(3)	0	(8)	0	(8)	0	(8)	0	(8)
Restricted Shares	413,757	(3)	206,879	(3)	602,797	(3)	0		0		0		0
Broadridge SORP (1)	0	(4),(5)	0	(4),(5)	0	(7)	52,754	(9)	0	(5)	0	(5)	0	(5)
Excise Tax Gross Up	0		0		0		0		0		0		0
Health Coverage	0		0		0		0		0		0		0
Other	0		0		0		0		0		0		0

Total	1,601,891		932,175		793,943		52,754		0		0		0

(1)	The present value of the accumulated benefit as of June 30, 2007 is $13,753. For this calculation, an active participant is assumed to continue active participation until age 65 and commence receiving benefits at age 65. Service credit and actuarial values are calculated as of June 30, 2007 (Broadridge SORP’s measurement date for the last fiscal year). Actuarial values are based on the RP-2000 white collar mortality table (projected to 2007) and a 6.25% discount rate.
(2)	Represents the payment of 1.5 times the sum of Mr. Barra’s calendar year 2006 base salary (the higher of calendar year 2005 and calendar year 2006, the two most recent completed calendar years) plus the average of the annual cash incentive paid in 2005 and 2006.
(3)	Represents the sum value of all vested and unvested stock options and restricted shares, based on a June 29, 2007 Broadridge stock price close of $19.12. All unvested stock options and restricted shares vest upon death. All stock options vest upon a change in control if the termination occurs within two years from the change in control. If the termination occurs in the third year following a change in control, options that would have vested one year from termination will vest. All restricted shares that would have vested within two years of termination vest upon termination following a change in control if the termination occurs within two years following the change in control. All restricted shares that would have vested within one year of termination vest upon termination following a change in control if the termination occurs in the third year following the change in control.
(4)	There are no special change in control provisions with regard to the Broadridge SORP.
(5)	A participant who terminates and is at least age 60 will commence benefits immediately. A participant who terminates but is not yet age 60 will commence receiving benefits at age 60.
(6)	Represents the payment of one times the sum of Mr. Barra’s calendar year 2006 base salary (the higher of calendar year 2005 and calendar year 2006, the two most recent completed calendar years) plus the average of the annual cash incentive paid in 2005 and 2006.
(7)	The spouse of a deceased participant is assumed to be the same age as the participant and is expected to commence receiving benefits at age 60.
(8)	Represents the sum value of all vested stock options as of June 30, 2007, based on a June 29, 2007 Broadridge stock price close of $19.12.
(9)	A disabled participant is assumed to commence receiving unreduced benefits immediately.

Report of the Audit Committee

The Audit Committee acts under a written charter adopted and approved by the Board of Directors.

It is not the responsibility of the Audit Committee to plan or conduct audits, to determine that the Company’s financial statements are in all material respects complete and accurate in accordance with generally accepted accounting principles, or to certify the Company’s financial statements. This is the responsibility of management and the independent registered public accountants. It is also not the responsibility of the Audit Committee to guarantee the opinion of the independent registered public accountants or assure compliance with laws and regulations and the Company’s Code of Business Conduct and Ethics.

Based on the Audit Committee’s review of the audited financial statements as of and for the fiscal year ended June 30, 2007 and its discussions with management regarding such audited financial statements and management’s assessment of the effectiveness of the Company’s system of internal control over financial reporting, its receipt of written disclosures and the statement from the independent registered public accountants required by Independence Standards Board Standard No. 1, its discussions with the independent registered public accountants regarding such auditor’s independence, the matters required to be discussed by the Statement on Auditing Standards 61, its discussions with the independent registered public accountants regarding its opinion on the effectiveness of the Company’s system of internal control over financial reporting and on management’s assessment of the Company’s system of internal control over financial reporting, and other matters the Audit Committee deemed relevant and appropriate, the Audit Committee recommended to the Board of Directors that the audited financial statements as of and for the fiscal year ended June 30, 2007 be included in the Company’s Annual Report on Form 10-K for such fiscal year.

Audit Committee of the Board of Directors

Richard J. Haviland, Chairman

Leslie A. Brun

Alexandra Lebenthal

Alan J. Weber

Fees Billed to the Company by Deloitte & Touche LLP During Fiscal Year Ended June 30, 2007

Audit Fees. Audit fees (including expenses) billed (or billable) to the Company by Deloitte & Touche LLP with respect to fiscal year ended June 30, 2007 were $3,254,000. Fiscal year ended June 30, 2007 audit fees include professional services for the audit of the Company’s consolidated financial statements included in our Annual Report on Form 10-K and review of financial statements included in our Quarterly Report on Form 10-Q, services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings performed by Deloitte & Touche LLP to comply with generally accepted auditing standards, as well as the fees for the audit of management’s assessment of internal control over financial reporting, as required by the Sarbanes-Oxley Act of 2002, Section 404.

Audit-Related Fees. Audit-related fees (including expenses) billed (or billable) to the Company by Deloitte & Touche LLP with respect to the fiscal year ended June 30, 2007 were $226,000. Fiscal year ended June 30, 2007 “audit-related fees” include fees paid to Deloitte & Touche LLP for internal control reviews, agreed upon procedures and comfort letter procedures.

Tax Fees. There were no tax fees (including expenses) billed by Deloitte & Touche LLP with respect to the fiscal year ended June 30, 2007.

All Other Fees. There were no other fees (including expenses) billed by Deloitte & Touche LLP with respect to the fiscal year ended June 30, 2007.

The Audit Committee believes that the foregoing expenditures are compatible with maintaining the independence of the Company’s public accountants. The Audit Committee pre-approved all such audit and non-audit services by our independent registered public accountants during the fiscal year ended June 30, 2007.

The Audit Committee has adopted procedures for pre-approving all audit and permissible non-audit services provided by the independent registered public accountants. The Audit Committee will annually review and pre-approve the audit, review and attest services to be provided during the next audit cycle by the independent registered public accountants and may annually review and pre-approve permitted non-audit services to be provided during the next audit cycle by the independent registered public accountants. To the extent practicable, the Audit Committee will also review and approve a budget for such services. Services proposed to be provided by the independent registered public accountants that have not been pre-approved during the annual review and the fees for such proposed services must be pre-approved by the Audit Committee or its designated subcommittee. Additionally, fees for previously approved services that are expected to exceed the previously approved budget must also be pre-approved by the Audit Committee or its designated subcommittee. All requests or applications for the independent registered public accountants to provide services to the Company shall be submitted to the Audit Committee or its designated subcommittee by the Chief Financial Officer or Controller and must address whether, in his or her view, the request or application is consistent with applicable laws, rules and regulations relating to auditor independence.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and persons who own more than ten percent (10%) of the Company’s Common Stock to file initial reports of ownership and changes in ownership with the SEC. To the Company’s knowledge, with respect to the fiscal year ended June 30, 2007, all applicable filings were timely made, except that on August 14, 2007, James B. Benson filed a corrective Form 5 due to an inadvertent failure to timely file a Form 3 to report the amount of Broadridge Common Stock he owned as a result of the Spin-off. Mr. Benson served as an interim director and executive officer of Broadridge from March 29, 2007 to March 30, 2007 in order to take organizational actions to effectuate the Spin-off. He resigned on March 30, 2007. In addition, on October 18, 2007, Adam D. Amsterdam, Joseph Barra, J. Peter Benzie, Richard C. Berke, Richard J. Daly, Douglas R. DeSchutter, John Hogan, Robert F. Kalenka, Charles J. Marchesani, Gerard F. Scavelli, Robert Schifellite, Dan Sheldon and Arthur F.Weinbach filed amendments to their Forms 3 to correct the amount of Common Shares initially beneficially owned; which amounts had been incorrectly reported due to clerical errors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company does not have a written policy pertaining solely to the approval or ratification of “related party transactions.” However, the Company has adopted a Code of Business Conduct as noted elsewhere in this Proxy Statement (see the “Corporate Governance” section above) that, among other things, prohibits Company personnel, including members of the Board of Directors from exploiting their positions or relationships with Broadridge for personal gain. In that regard such personnel must avoid:

•	causing Broadridge to engage in business transactions with relatives or friends;

•	using non-public Broadridge, client or vendor information for personal gain by the employee, their relatives or friends (including securities transactions based on such information);

•	having more than a modest financial interest in Broadridge’s vendors, clients or competitors;

•	receiving a loan, or guarantee of obligations, from Broadridge or a third party as a result of their positions at Broadridge; or

•	competing, or preparing to compete, with Broadridge while still employed by Broadridge.

The Code of Business Conduct applies to all Broadridge personnel and its Board of Directors. There shall be no waiver of any part of the Code of Business Conduct, except by a vote of the Board of Directors or a designated committee, which will ascertain whether a waiver is appropriate and ensure that the waiver is accompanied by appropriate controls designed to protect Broadridge.

In the fiscal year ended June 30, 2007, the Company did not engage in any transaction with a related person in which the amount involved exceeded $120,000.

OTHER MATTERS

Management of the Company is not aware of other matters to be presented for action at the 2007 Annual Meeting. However, if other matters are presented, it is the intention of the persons named in the accompanying Proxy Card to vote in accordance with their judgment on such matters.

STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

Stockholder proposals intended to be included in the Proxy Statement relating to the Company’s 2008 Annual Meeting pursuant to Rule 14a-8 (“Rule 14a-8”) under the Exchange Act must be received by the Corporate Secretary of the Company no later than June 28, 2008 and must otherwise comply with Rule 14a-8.

Any stockholder proposals received outside of the Rule 14a-8 procedure for consideration at the Company’s 2008 Annual Meeting must be delivered to the Corporate Secretary of the Company no later than August 27, 2008, but no earlier than June 18, 2008. If such timely notice of a stockholder proposal is not given, the proposal may not be brought before the 2008 Annual Meeting. If timely notice is given but is not accompanied by a written statement to the extent required by applicable securities laws, the Company may exercise discretionary voting authority over proxies with respect to such proposal, if presented at the 2008 Annual Meeting.

Stockholder proposals for nominees for directors must comply with the procedures set forth in Section 2.12 of the Company’s Amended and Restated By-laws as set forth on Appendix A to this Proxy Statement and may be excluded if the exclusion is permitted by Rule 14a-8.

In addition to complying with the foregoing procedures, any stockholder nominating a director must comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder. Recommendations must also include a written statement from the candidate expressing a willingness to serve.

Please sign, date, and return your proxy promptly to avoid unnecessary expense. All stockholders are urged, regardless of the number of shares owned, to participate in the 2007 Annual Meeting by returning their proxy in the enclosed business reply envelope.

By Order of the Board of Directors

Adam D. Amsterdam

Secretary

Lake Success, New York

October 25, 2007

APPENDIX A

Broadridge Financial Solutions, Inc.

Amended and Restated By-Laws Section 2.12

2.12. CONDUCT OF MEETINGS; PROCEDURES.

(a) Unless otherwise determined by the Board, at each meeting of Stockholders, the Chairman, or in the absence of the Chairman, the Vice Chairman, or in the absence of the Vice Chairman, the CEO, or in the absence of the CEO, the President, or in the absence of the President, a corporate Vice President, and in case more than one corporate Vice President shall be present, that corporate Vice President designated by the Board (or in the absence of any such designation, the most senior corporate Vice President, based on time served in such office, present), shall act as chair of the meeting. The Secretary, or in his or her absence one of the Assistant Secretaries, shall act as secretary of the meeting. In case none of the officers above designated to act as chairman or secretary of the meeting, respectively, shall be present, a chair or a secretary of the meeting, as the case may be, shall be chosen by a majority of the votes cast at such meeting by the holders of shares of capital stock present in person or represented by proxy and entitled to vote at the meeting.

(b) Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations of persons for election to the Board may be made at an annual meeting or special meeting of Stockholders only (i) by or at the direction of the Board, (ii) by any nominating committee designated by the Board or (iii) by any Stockholder of the Corporation who was a Stockholder of record of the Corporation at the time the notice provided for in this Section 2.12 is delivered to the Secretary, who is entitled to vote for the election of Directors at the meeting and who complies with the applicable provisions of Section 2.12(d) hereof (persons nominated in accordance with (iii) above are referred to herein as “STOCKHOLDER NOMINEES”).

(c) At any annual meeting of Stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting of Stockholders, (i) business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board or (iii) otherwise properly brought before the meeting by a Stockholder who was a Stockholder of record of the Corporation at the time the notice provided for in this Section 2.12 is delivered to the Secretary, who is entitled to vote at the meeting and who complies with the applicable provisions of Section 2.12(d) hereof (business brought before the meeting in accordance with (iii) above is referred to as “STOCKHOLDER BUSINESS”).

(d) In addition to any other applicable requirements, (i) all nominations of Stockholder nominees must be made by timely written notice given by or on behalf of a Stockholder of record of the Corporation (the “NOTICE OF NOMINATION”) and (ii) all proposals of Stockholder business must be made by timely written notice given by or on behalf of a Stockholder of record of the Corporation (the “NOTICE OF BUSINESS”). To be timely, the Notice of Nomination or the Notice of Business, as the case may be, must be delivered personally to, or mailed to, and received at the Office of the Corporation, addressed to the attention of the Secretary, (x) in the case of the nomination of a person for election to the Board, or business to be conducted, at an annual meeting of Stockholders, not less than sixty (60) days nor more than one hundred and thirty (130) days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the prior year’s annual meeting of Stockholders, or (y) in the case of the nomination of a person for election to the Board at a special meeting of Stockholders, not less than the later of (A) ninety (90) nor more than one hundred and thirty (130) days prior to such special meeting or (B) the tenth (10th) day following the day on which the notice of such special meeting was made by mail or Public Disclosure (as defined in Section 2.12(h)); PROVIDED, HOWEVER, that in the event the annual meeting of Stockholders is advanced or delayed by more than thirty (30) days from the first anniversary of the prior year’s annual meeting of Stockholders or if no annual meeting was held during the prior year, notice by the Stockholder to be timely must be received (I) no earlier than one hundred and thirty (130) days prior to such annual meeting and no later than ninety (90) days prior to such annual meeting or (II) no later than ten (10) days following the day the notice of such annual meeting was made by mail or Public Disclosure. In no event shall the public disclosure of an adjournment or postponement of an annual or special meeting commence a new time period (or extend any time period) for the giving of the Notice of Nomination or Notice of Business, as applicable.

(e) The Notice of Nomination shall set forth (i) the name and record address of the Stockholder and/or beneficial owner proposing to make nominations, as they appear on the Corporation’s books, (ii) the class and number of shares of stock held of record and beneficially by such Stockholder and/or such beneficial owner, (iii) a representation that the Stockholder is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination, (iv) all information regarding each Stockholder nominee that would be required to be set forth in a definitive proxy statement filed with the Securities and Exchange Commission pursuant to Section 14 of the Exchange Act, and the written consent of each such Stockholder nominee to being named in a proxy statement as a nominee and to serve if elected and (v) all other information that would be required to be filed with the Securities and Exchange Commission if the person proposing such nominations were a participant in a solicitation subject to Section 14 of the Exchange Act or any successor statute thereto. The Corporation may require any Stockholder nominee to furnish such other information as it may reasonably require to determine the eligibility of such Stockholder nominee to serve as a Director. The chair of the meeting shall, if the facts warrant, determine and declare to the meeting that any proposed nomination of a Stockholder nominee was not made in accordance with the foregoing procedures and, if such chair should so determine, such chair shall so declare to the meeting and the defective nomination shall be disregarded.

(f) The Notice of Business shall set forth (i) the name and record address of the Stockholder and/or beneficial owner proposing such Stockholder business, as they appear on the Corporation’s books, (ii) the class and number of shares of stock held of record and beneficially by such Stockholder and/or such beneficial owner, (iii) a representation that the Stockholder is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such business, (iv) a brief description of the Stockholder business desired to be brought before the annual meeting, the text of the proposal (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the By-laws, the language of the proposed amendment, and the reasons for conducting such Stockholder business at the annual meeting, (v) any material interest of the Stockholder and/or beneficial owner in such Stockholder business and (vi) all other information that would be required to be filed with the Securities and Exchange Commission if the person proposing such Stockholder business were a participant in a solicitation subject to Section 14 of the Exchange Act. Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at the annual meeting of Stockholders except in accordance with the procedures set forth in this Section 2.12; PROVIDED, HOWEVER, that nothing in this Section 2.12 shall be deemed to preclude discussion by any Stockholder of any business properly brought before the annual meeting in accordance with said procedure. Nevertheless, it is understood that Stockholder business may be excluded if the exclusion of such Stockholder business is permitted by the applicable regulations of the Securities and Exchange Commission. The chair of the meeting shall, if the facts warrant, determine and declare to the meeting, that business was not properly brought before the meeting in accordance with the foregoing procedures and, if such chair should so determine, such chair shall declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(g) Notwithstanding the foregoing provisions of this Section 2.12, if the Stockholder (or a qualified representative of the Stockholder) does not appear at the annual or special meeting of Stockholders to present the Stockholder nomination or the Stockholder business, as applicable, such nomination shall be disregarded and such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(h) For purposes of this Section 2.12, “PUBLIC DISCLOSURE” shall be deemed to be first made when disclosure of such date of the annual or special meeting of Stockholders, as the case may be, is first made in a press release reported by the Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act or any successor statute thereto.

(i) Notwithstanding the foregoing, a Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.12. Nothing in this Section 2.12 shall be deemed to affect any rights of the holders of any series of preferred stock of the Corporation pursuant to any applicable provision of the Certificate of Incorporation.

BROADRIDGE FINANCIAL SOLUTIONS, INC. C/O INVESTOR RELATIONS 1981 MARCUS AVENUE LAKE SUCCESS, NY 11042

VOTE BY INTERNET - www.proxyvote.com/br

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Broadridge Financial Solutions, Inc. c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. All proxy cards must be received by the day before the cut-off date or the meeting date.

ADMISSION TICKET Please retain and present this top portion of the proxy card as your admission ticket together with a valid picture identification to gain admittance to the Annual Meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	BROAD1	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

BROADRIDGE FINANCIAL SOLUTIONS, INC.

The Board of Directors recommends a vote
FOR the proposals regarding:
			For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
(1)	Election of Directors		All	All	Except
	Nominees:		O	O	O
	01) Leslie A. Brun	05) Stuart R. Levine
	02) Richard J. Daly	06) Thomas E. McInerney
	03) Richard J. Haviland	07) Alan J. Weber
	04) Alexandra Lebenthal	08) Arthur F. Weinbach

To vote against all nominees, mark “Withhold All” above. To vote against an individual nominee, mark “For All Except” and write the nominee’s number on the line above.
						For	Against	Abstain

(2)	Appointment of Deloitte & Touche LLP					O	O	O

The proxies will vote in their discretion upon any and all other matters which may properly come before the meeting or any adjournment thereof.

Please sign below exactly as the name(s) appear(s) on the stock certificate (as indicated hereon). If the shares are issued in the names of two or more persons, all such persons must sign the proxy.

Please indicate if you plan to attend this meeting.		Yes	No	HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.		Yes	No
		O	O			O	O

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

October 25, 2007

Dear Stockholder:

You are cordially invited to join us at the 2007 Annual Meeting of Stockholders of Broadridge Financial Solutions, Inc. This, our first annual meeting, will be held at the offices of the Company at One Park Avenue, 12th Floor, New York, New York, on Tuesday, November 27, 2007, starting at 10:00 a.m. I hope you will be able to attend. At the meeting we will (i) elect directors and (ii) vote on the appointment of Deloitte & Touche LLP as the Company’s independent certified public accountants.

It is important that these shares be voted, whether or not you plan to be present at the meeting. You should specify your choices by marking the appropriate boxes on the proxy form on the reverse side, and date, sign and return your proxy form in the enclosed, postage-paid return envelope as promptly as possible. Alternatively, you may vote by phone or the Internet, as described on the reverse side. If you date, sign and return your proxy form without specifying your choices, these shares will be voted in accordance with the recommendation of your directors.

Please retain and present this top portion of the proxy card as your admission ticket together with a valid picture identification to gain admittance to the meeting. This ticket will admit only the stockholder listed on the reverse side and is not transferable.

We will discuss the business of the Company and its subsidiaries during the meeting. I welcome your comments and suggestions, and we will provide time during the meeting for questions from stockholders. I am looking forward to seeing you at the meeting.

Sincerely,

/s/ Richard J. Daly
Richard J. Daly
Chief Executive Officer

Proxy

This proxy is solicited on behalf of the Board of Directors

Properly executed proxies received by the day before the cut-off date or the meeting date will be voted as marked and, if not marked, will be voted FOR the election of the nominees listed in the accompanying Proxy Statement and FOR proposal (2) on the reverse side.

The undersigned hereby appoints Richard J. Daly and John Hogan, and each of them, attorneys and proxies with full power of substitution, in the name, place and stead of the undersigned, to vote as proxy at the 2007 Annual Meeting of Stockholders of Broadridge Financial Solutions, Inc. to be held at the offices of the Company, ONE PARK AVENUE, 12TH FLOOR, NEW YORK, NEW YORK, on Tuesday, November 27, 2007 at 10:00 a.m., or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to cast if personally present.

If shares of Broadridge Financial Solutions, Inc. Common Stock are issued to or held for the account of the undersigned under employee plans and voting rights attach to such shares (any of such plans, a “Voting Plan”), then the undersigned hereby directs the respective fiduciary of each applicable Voting Plan to vote all shares of Broadridge Financial Solutions, Inc. Common Stock in the undersigned’s name and/or account under such Voting Plan in accordance with the instructions given herein, at the Annual Meeting and at any adjournments or postponements thereof, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side.

Either of said attorneys and proxies or substitutes, who shall be present at such meeting or at any adjournment or adjournments thereof, shall have all the powers granted to such attorneys and proxies.

Please date, sign and mail the proxy promptly in the self-addressed return envelope which requires no postage if mailed in the United States. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, both owners should sign. Alternatively, you may vote by phone or the Internet, as described in the instructions on the reverse side.